QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
THE MIDDLEBY CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

THE MIDDLEBY CORPORATION

1400 Toastmaster Drive
Elgin, Illinois 60120

[April 11], 2005

Notice of Annual Stockholders' Meeting:

You are hereby notified that the Annual Meeting of Stockholders (the "Meeting") of The Middleby Corporation (the "Company") will be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois 60120 at 10:30 a.m., local time, on, Wednesday, May 11, 2005, for the following purposes:

(1)
To elect seven directors to hold office until the 2006 Annual Meeting.

(2)
To consider and act on a proposal to ratify the selection of Deloitte & Touche LLP as independent public accountants of the Company for the current fiscal year ending December 31, 2005.

(3)
To consider and act on a proposal to amend and restate the Management Incentive Compensation Plan.

(4)
To consider and act on a proposal to amend the 1998 Stock Incentive Plan.

(5)
To consider and act upon a proposal to amend the Company's current restated certificate of incorporation (the "Charter") to remove obsolete provisions and to clarify certain existing provisions.

(6)
To consider and act upon a proposal to amend the Charter to grant the Board of Directors the authority to adopt, amend, alter or repeal the Company's bylaws.

(7)
To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 24, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

You are invited to attend the Meeting in person. If you attend the Meeting in person, you may vote your shares by bringing valid photo identification and delivering your completed proxy card or ballot at the Meeting. Please note that if you hold your shares through a bank, broker or other nominee, you must also bring a form of legal proxy, which you must request from such nominee, in order to vote at the Meeting.

Whether or not you plan to attend the Meeting in person, we urge you to return your proxy promptly in accordance with the following instructions. If you own shares in your own name, you may vote (i) by signing and returning the enclosed proxy card in the postage-paid envelope provided, (ii) by telephone or (iii) electronically via the Internet, as described in further detail on the proxy card. If you own shares through a bank, broker or other nominee, please execute your vote by following the instructions provided by such nominee.

By Order of the Board of Directors
MARTIN M. LINDSAY Treasurer

THE MIDDLEBY CORPORATION

1400 Toastmaster Drive
Elgin, Illinois 60120

2005 ANNUAL MEETING OF STOCKHOLDERS
May 11, 2005
PROXY STATEMENT

GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of The Middleby Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the 2005 Annual Meeting of Stockholders (the "Meeting") to be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois 60120, at 10:30 a.m., local time, on Wednesday, May 11, 2005, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal year ended January 1, 2005 are being mailed to stockholders on or about [April 11], 2005.

Stockholders of record at the close of business on March 24, 2005 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 7,761,000 shares of common stock, par value $0.01 per share, of the Company ("Common Stock"). In deciding all questions, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share held on the record date.

Stockholders who are entitled to vote at the Meeting may vote by proxy pursuant to the following methods. Stockholders who own shares in their own name may vote by mail, telephone or electronically via the Internet, pursuant to the instructions on the proxy card enclosed with this Proxy Statement. Stockholders who own shares through a bank, broker or other nominee should follow the instructions provided by such nominee.

The election inspectors appointed for the Meeting will determine the presence of a quorum and tabulate the votes cast by proxy or in person at the Meeting. The presence, in person or represented by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. A quorum is necessary for the transaction of business at the Meeting. Abstentions and broker non-votes will be included in determining the presence or absence of a quorum. Generally, broker non-votes occur on a proposal when a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter or when a broker has such discretionary authority but does not exercise such discretion.

The seven nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or represented by proxy, will be elected to the Board of Directors. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for nor a vote against the nominee and thus will have no effect on the outcome. The approval of the proposed amendments to the Company's current restated certificate of incorporation (the "Charter") and current amended and restated bylaws (the "Bylaws") requires the vote of a majority of the total number of shares of Common Stock entitled to vote at the Meeting. For proposed amendments to the Charter and Bylaws, abstentions and broker non-votes are not affirmative votes and therefore will have the same effect as a vote against such proposals. Approval of all other matters that are properly brought before the Meeting, including the proposals to ratify the Company's appointment of independent public accountants and to amend the Company's Management Incentive Compensation Plan and 1998 Stock Incentive Plan, requires the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For these other matters, abstentions and broker non-votes will not be counted as votes cast either for or against approval of such matters and therefore will not have an effect on the outcome of the votes.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted as follows:

  •
  "Proposal No. 1—Election of Directors"; FOR the election of each of the named nominees as a director of the Company;

  •
  "Proposal No. 2—Ratification of Selection of Independent Public Accountants"; FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants for the current fiscal year ending December 31, 2005;

  •
  "Proposal No. 3—Amendment and Restatement of the Management Incentive Compensation Plan"; FOR the approval of an amendment and restatement of the Management Incentive Compensation Plan;

  •
  "Proposal No. 4—Amendment to the 1998 Stock Incentive Plan"; FOR the approval of an amendment to the 1998 Stock Incentive Plan;

  •
  "Proposal No. 5—Amendments to the Company's Charter to Remove Obsolete Provisions and to Clarify Certain Existing Provisions"; FOR approval of amendments to the Charter to remove obsolete provisions and to clarify certain existing provisions; and

  •
  "Proposal No. 6—Amendment to the Company's Charter to Grant the Board of Directors the Authority to Adopt, Amend, Alter or Repeal the Company's Bylaws"; FOR approval of an amendment to the Company's Charter to grant the Board of Directors the authority to adopt, amend, alter or repeal the Bylaws.

Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above Elgin address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and such individuals' transactions with the Company is based upon information received from each individual as of March 24, 2005.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of shares of the Common Stock, as of March 24, 2005, by each person known by the Company to be the beneficial owner of more than five percent of Common Stock, each director and each nominee for director of the Company, each executive officer of the Company and all current directors and executive officers of the

Company as a group. Unless otherwise indicated below, the address for each person listed below is c/o The Middleby Corporation, 1400 Toastmaster Drive, Elgin, Illinois 60120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Of Class
Directors, Director Nominees and Executive Officers:
Selim A. Bassoul	887,530 shares(1)	11.4%
Timothy J. FitzGerald	129,535 shares(2)	1.7%
A. Don Lummus	73,278 shares	(10)
Phil Dei Dolori	50,913 shares(3)	(10)
Robert L. Yohe	50,000 shares(4)	(10)
Mark Sieron	40,300 shares(5)	(10)
Sabin C. Streeter	32,500 shares(6)	(10)
John R Miller III	32,000 shares(6)(7)	(10)
David P. Riley	31,730 shares(6)	(10)
Philip G. Putnam	21,000 shares(6)(7)(8)	(10)
Nestor Ibrahim	5,250 shares(9)	(10)
Gordon O'Brien	0 shares	(10)
Robert B. Lamb	0 shares	(10)
All directors and executive officers of the Company	1,366,631 shares(1)-(10)	17.5%
Other 5% Holders:
Barbara K. Whitman(15)	718,500 shares(11)	9.3%
William F. Whitman, Jr.(15)	100,000 shares(12)	1.3%
W. Fifield Whitman III(15)	542,094 shares(13)	7.0%
Laura B. Whitman(15)	431,325 shares(13)	5.6%
Mellon Financial Corporation(16)	598,982 shares(14)	7.7%
The Boston Company, Inc.(16)	575,525 shares(14)	7.4%
Mellon Private Trust Company(16)	472,625 shares(14)	6.1%

NOTES:

1.
Mr. Bassoul, age 48, is the Chairman, Chief Executive Officer and President of the Company. His holdings include 375,000 vested shares of Common Stock deemed issued upon exercise of stock options, 200,000 shares of restricted Common Stock, and 23,000 shares held by Mr. Bassoul's spouse as trustee.

2.
Mr. FitzGerald, age 35, is the Vice President and Chief Financial Officer of the Company. His holdings include 43,000 vested shares of Common Stock deemed issued upon exercise of stock options, 50,000 shares of restricted common stock, and 4,700 shares held by Mr. FitzGerald's spouse and children.

3.
Mr. Dei Dolori, age 45, operating division President. His holdings include 34,000 vested shares of Common Stock deemed issued upon exercise of stock options.

4.
Includes 5,000 vested shares of Common Stock deemed issued upon exercise of stock options granted in February 1996.

5.
Mr. Sieron, age 56, operating division Vice President. His holdings include 10,200 vested shares of Common Stock deemed issued upon exercise of stock options.

6.
Includes 3,000 vested shares of Common Stock deemed issued upon exercise of stock options granted in March 2003.

7.
Includes 3,000 vested shares of Common Stock deemed issued upon exercise of stock options granted in May 2000.

8.
Includes 15,000 vested shares of Common Stock deemed issued upon exercise of stock options granted in February 1996.

9.
Mr. Ibrahim, age 51, operating division President. His holdings include 5,000 vested shares of Common Stock deemed issued upon exercise of stock options.

10.
Represents less than 1% of all Common Stock outstanding.

11.
Consists of 718,500 shares of Common Stock held by Barbara K. Whitman, the spouse of William F. Whitman, Jr., as trustee of the following three trusts: (a) 437,250 shares of Common Stock for the benefit of Mrs. Whitman's two adult children, W. Fifield Whitman III and Laura B. Whitman (See Note 13 below), and (b) 281,250 shares of Common Stock for the benefit of Mrs. Whitman. Does not include 100,000 shares held in the William F. Whitman Jr. and Barbara K. Whitman Charitable Remainder Trust.

12.
Includes 100,000 shares of Common Stock held in the William F. Whitman, Jr. and Barbara K. Whitman Charitable Remainder Trust under which William F. Whitman, Jr. and Barbara K. Whitman act as trustees.

13.
Does not include 218,625 shares of Common Stock owned by Barbara K. Whitman as trustee for the benefit of Laura B. Whitman or 218,625 shares of Common Stock owned by Barbara K. Whitman as trustee for the benefit of W. Fifield Whitman III described in Note 11 above.

14.
The Boston Company, Inc. and Mellon Private Trust Company are subsidiaries of Mellon Financial Corporation. Information presented in the above table was obtained from the Schedule 13G of Mellon Financial Corporation, filed on February 10, 2005. Mellon Financial Corporation and its subsidiaries disclaim beneficial ownership of these securities.

15.
The address of these 5% Holders is c/o William Whitman, Jr., 8050 S.E. Little Harbor Drive, H-7, Hobe Sound, FL 33455.

16.
The address of these 5% Holders is c/o Mellon Financial Corporation, One Mellon Bank Center, 500 Grant St., Pittsburgh, PA 15258.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the terms of the Stock Repurchase Agreement, dated December 23, 2004, by and among the Company, William F. Whitman, Jr., the former Chairman of the Board of Directors, members of his family, including Laura B. Whitman and W. Fifield Whitman, III, former directors, and trusts controlled by his family (collectively, the "Whitmans") (the "Stock Repurchase Agreement"), the Company repurchased 1,808,774 shares of the Common Stock and 271,000 stock options from the Whitmans for a total aggregate purchase price of $83,974,578 in cash. The repurchased shares represented 19.6% of the Company's outstanding shares and were repurchased for $75,968,508 at $42.00 per share. The 271,000 stock options were purchased for $8,006,070, which represented the difference between $42.00 and the exercise price of the option. In connection with the Stock Repurchase Agreement, William F. Whitman, Jr., Laura B. Whitman and W. Fifield Whitman, III resigned as directors of the Company.

Pursuant to the terms of the Stock Repurchase Agreement, the Company is required to file a registration statement under the Securities Act of 1933, as amended, with respect to the sale of some or all of the

Whitmans' remaining 1,851,719 shares of Common Stock in an underwritten public offering. In the event that the Whitmans decide not to proceed with this underwritten public offering, the Whitmans have the right, subject to certain conditions, to require the Company to register their shares for sale in the public markets on up to two additional occasions.

In February 2005, the Company settled all remaining pension obligations associated with William F. Whitman, Jr. for $7.5 million in cash.

The Board of Directors agreed to waive the retirement age requirement for A. Don Lummus so that upon his retirement at the Meeting, Mr. Lummus will be eligible for full retirement benefits under the directors' retirement plan described below on page 22 of this Proxy Statement. Upon his retirement, Mr. Lummus will be 69 years old.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company is required to report to its stockholders those directors, officers (as defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and owners of more than 10% of any class of the Company's equity securities registered pursuant to Section 12 of the Exchange Act, who fail to timely file reports of beneficial ownership and changes in beneficial ownership, as required by Section 16(a) of the Exchange Act during the Company's most recent fiscal year. A review of fiscal year 2004 reporting records reveals that three such reports were filed in an untimely manner. William F. Whitman Jr. filed one late report that covered two transactions. Barbara K. Whitman filed one late report that covered two transactions. Nestor Ibrahim filed one late report that covered one transaction. As of March 24, 2005, there are no known Securities and Exchange Commission ("SEC") beneficial ownership reports pending or overdue except for one late filing by Nestor Ibrahim which will be filed prior the mailing of this Proxy Statement.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Seven directors are to be elected by a plurality of the stockholder votes cast at the Meeting to serve until the 2006 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal. The following persons have been nominated:

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Selim A. Bassoul	48	President, Chief Executive Officer, and Chairman of the Board of the Company and its principal subsidiary, Middleby Marshall Inc. ("MM") since December 23, 2004. President and Chief Executive Officer of the Company and MM from 2001 to 2004. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, a Middleby company, from 1996 to 1999.	2001

Robert B. Lamb	63
		Clinical Professor of Management at the Leonard N. Stern School of Business at New York University since 1977. Has served as adviser to U.S. and foreign corporations, commercial banks, investment banks and government agencies. Director of Bondholders Communication Corporation. Member of the Board of Editors, The Municipal Finance Journal, since 1985.	N/A
John R. Miller III	64	Chairman and Chief Executive Officer of E.O.P, Inc., publisher of special market trade magazines since 1968. Director of First National Bank of Long Island and its holding company, the First of Long Island Corporation.	1978
Gordon O'Brien	39
		Principal and Managing Director of American Capital Strategies since 1998. Vice President of Pennington Partners/PENMAN Partners, a private equity firm, from 1995 to 1998. A Board member of numerous companies as a representative of American Capital Strategies.	N/A
Philip G. Putnam	64	Managing Director, Flagstone Capital, LLC, investment bankers, since 2000. Executive Vice President, Brean Murray & Co. Inc., investment bankers, from 1996 to 2000.	1978
Sabin C. Streeter	63	Adjunct Professor and Executive-in-Residence at Columbia Business School since 1997. Managing Director and Vice President of Donaldson, Lufkin & Jenrette Securities Corp., investment bankers, from 1976 to 1997.	1987
Robert L. Yohe	68	Retired Vice Chairman and Director of Olin Corporation, a chemicals manufacturer, from 1993 to 1994, and from 1985 to 1992, President of Olin Chemicals, a division of Olin Corporation. Director of Airgas, Inc., Calgon Carbon Corporation, and Marsulex Inc.	1996

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

Pursuant to the terms of the Stock Repurchase Agreement previously described under the caption "Certain Relationships and Related Transactions" above, the Whitmans have agreed to vote all of the shares of Common Stock owned or controlled by them to elect Messrs. Bassoul, O'Brien and Lamb to the Board of Directors.

A. Don Lummus and David P. Riley will not stand for re-election as directors. They have no disagreements with the Company on any matter relating to the Company's operations, policies or practices.

Vote Required for Approval; Board Recommendation

Nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or represented by proxy, will be elected to the Board of Directors. With regard to the election of directors, votes may be cast for or withheld against each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast. Stockholders eligible to vote at the Meeting do not have cumulative voting rights with respect to the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE ABOVE NAMED NOMINEES AS A DIRECTOR OF THE COMPANY.

Committees; Board Meetings

The Board of Directors of the Company held five meetings during the fiscal year ended January 1, 2005, and each director attended at least 75% of all Board and applicable Committee meetings. The Company encourages all directors to attend the annual meetings of stockholders. All of the Company's directors at the time attended the 2004 Annual Meeting of Stockholders. Current directors, Messrs. Putnam, Streeter, Yohe and Miller, and director nominees, Messrs. O'Brien and Lamb, have been determined by the Board of Directors to be "independent directors" as such term is defined under Rule 4200(a)(15) The Nasdaq Stock Market, Inc. ("Nasdaq"). The Board is comprised of a majority of independent directors. The Company currently has an Audit Committee and a Compensation Committee. A Nominating Committee may be established at the next Board meeting immediately following the Meeting.

During the fiscal year ended January 1, 2005, the Audit Committee was composed of Messrs. Putnam (Chairman), Streeter and Lummus. As noted above, Mr. Lummus will not to stand for re-election to the Board. During the fiscal year ended January 1, 2005, the Audit Committee met five times for the purposes of (i) approving the selection of the Company's independent auditors; (ii) reviewing the arrangements for and scope of the audit and pre-approving permitted non-audit services; (iii) reviewing the Company's interim and annual financial statements or other results of the audit; (iv) reviewing the Company's internal accounting procedures and controls and the recommendations of the Company's independent auditors; and (v) reviewing the external audit process. All of the members of the Audit Committee have been determined by the Board of Directors to be financially sophisticated as required by Nasdaq Rule 4350(d) and to be "audit committee financial experts" as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. All of the members of the Audit Committee have been determined by the Board of Directors to meet the additional independence criteria set forth in Nasdaq Rule 4350(d). The Audit Committee has a charter which was approved by the Board of Directors on March 4, 2003 and modified as of February 25, 2004, a copy of which was attached as Appendix A to the Company's proxy statement for the 2004 Annual Meeting of Stockholders of the Company.

The Compensation Committee is currently composed of Messrs. Yohe (Chairman), Miller and Lummus. Mr. Henry was a member of the Compensation Committee until December 2004, when he resigned from the Board of Directors. Upon Mr. Henry's resignation, Mr. Lummus was appointed to serve on the Compensation Committee in Mr. Henry's place. During the fiscal year ended January 1, 2005, the Compensation Committee met four times. The function of the Compensation Committee is to make recommendations concerning the compensation of the Chairman of the Board, the President and Chief Executive Officer, and other executive officers of the Company. The Compensation Committee is also responsible for making grants to executive officers under the 1998 Stock Incentive Plan and for administering the Management Incentive Compensation Plan. All of the members of the Compensation Committee have been determined by the Board of Directors to be independent as defined in current Nasdaq listing standards.

The Company does not currently have a Nominating Committee, nor does it have a charter for a Nominating Committee. Instead, the Board of Directors, including a majority of the directors who are "independent directors" as such term is defined in Nasdaq Rule 4200(a)(15), has selected the nominees for election to the Board and has considered any and all factors that it deems to be relevant in connection with such selection of nominees. The Board of Directors does not have a formal policy for consideration of director candidates recommended for selection as nominees for election to the Board by the Company's stockholders; however, the Board considers a variety of factors, including but not limited to, a candidate's demonstrated good character and integrity, experience at strategy/policy setting levels, high level experience in dealing with business organizations, ability and willingness to devote time to the affairs of the Company, financial, technical or other special skills and experience, business contacts and ability to work effectively with other Board members. The Board evaluates stockholder recommended candidates under the same criteria as internally generated candidates.

Management has recommended that the Board establish a Nominating Committee comprised solely of "independent directors" as such term is defined in Nasdaq Rule 4200(a)(15) and adopt a charter for such Nominating Committee at the next Board meeting immediately following the Meeting. Management has also recommended that the Board establish at the next Board meeting immediately following the Meeting a formal policy for consideration of director candidates recommended for selection as nominees for election to the Board by the Company's stockholders.

Executive sessions of the independent directors are held in conjunction with regularly scheduled meetings of the Board of Directors and as otherwise deemed necessary. In the third quarter of the fiscal year ended January 1, 2005, the Board of Directors created the position of lead director. Since such time, Mr. Lummus has served as the lead director and currently presides at all executive sessions of the independent directors. However, as noted above, Mr. Lummus will not stand for re-election to the Board. Consequently, the Board intends to appoint Mr. Yohe as lead director, assuming that Mr. Yohe is elected to the Board, to preside at all executive sessions of the independent directors subsequent to the Meeting.

The Board of Directors has adopted the following procedure for stockholders and other interested parties to communicate with the Board. All such communications should be sent by email to the Chairman of the Board at the address found on the Company's website, www.middleby.com, or by regular mail to the Chairman of the Board at the Company's executive office in Elgin, Illinois. The Chairman will collect and organize all such communications, deleting any sales or other solicitations and any which contain offensive material. A summary of the communications received will be periodically provided to the Board, which will determine the disposition of any such communication.

EXECUTIVE OFFICERS

The following is a summary of the professional experience of the executive officers of the Company.

Name	Age	Principal Occupation(s) During Past Five Years
Selim A. Bassoul	48	Refer to professional experience, described above under Proposal No. 1 "Election of Directors."
Timothy J. FitzGerald	35
		Vice President and Chief Financial Officer of the Company and MM since May 2003. Vice President and Corporate Controller of the Company and MM from February 2000 to May 2003. Corporate Controller of the Company and MM from November 1998 to May 2003.
Phil Dei Dolori	45
		Group President, GS Blodgett Corporation, Pitco Frialator, Inc. and MagiKitch'n Inc., since May 2003. President, Pitco Frialator, Inc., from January 2002 to May 2003. President, Vulean-Hart, an Illinois Tool Works Company, from September 2000 to December 2001. Vice President of Sales, Vulean-Hart, an Illinois Tool Works Company, from 1999 to 2000.
Mark A. Sieron	56	Division Vice President, since 2000. Vice President and General Manager, Middleby Cooking Systems Group, from 1988 to 2005.
Nestor Ibrahim	51
		Division President, Southbend since August 2004. Vice President of Supply Chain Management, from July 2003 to August 2004. Vice President, Materials Management, Franke Group from 1999 to 2003. Vice President, Purchasing, Stainless Incorporated, from 1995 to 1999.
Martin M. Lindsay	40	Corporate Treasurer of the Company and MM since February 2000. Assistant Treasurer of the Company and MM from March 1999 to February 2002.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities for the fiscal years ending January 1, 2005 (the "2004 fiscal year"), January 3, 2004 (the "2003 fiscal year"), and December 28, 2002 (the "2002 fiscal year"), received by the following persons collectively referred to as the Company's "Named Executive Officers": (i) the Chief Executive Officer of the Company during the 2004 fiscal year, (ii) the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) during the 2004 fiscal year and (iii) pursuant to Item 402(a)(3)(iii) of Regulation S-K promulgated by the SEC, two former executive officers of the Company (Messrs. Whitman and Baker) who would have been included among the Company's four most highly compensated executive officers (other than the Chief Executive Officer) during the 2004 fiscal year had Mr. Whitman not retired or Mr. Baker not resigned from the Company prior to the end of the 2004 fiscal year.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)(1)		Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options/ SARs(#)(4)	All Other Compensation ($)(5)
Selim A. Bassoul Chairman of the Board, President and Chief Executive Officer	2004 2003 2002	$ $ $	403,077 360,000 319,600	$ $ $	2,400,000 1,710,000 1,185,000	$ 20,000 $403,623 $465,853	$4,819,000 — —	— 325,000 200,000	$ $ $	11,358 12,139 8,071
Timothy J. FitzGerald Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	176,923 134,524 97,126	$ $ $	244,150 165,000 150,063	— — —	— — —	— 40,000 10,000	$ $ $	10,332 11,690 7,874
Phil Dei Dolori Division President	2004 2003 2002	$ $ $	258,000 208,000 208,000	$ $ $	503,100 416,000 416,000	— — —	— — —	— 35,000 10,000	$ $ $	10,495 8,850 7,156
Mark Sieron Division General Manager	2004 2003 2002	$ $ $	167,229 161,035 161,035	$ $ $	313,621 118,321 313,621	— — —	— — —	— 8,000 10,000	$ $ $	10,619 14,067 9,411
Nestor Ibrahim Division President	2004 2003 2002	$ $	155,769 80,769 —	$ $	250,000 31,423 —	— — —	— — —	— 5,000 —	$ $	8,931 3,965 —
William F. Whitman, Jr. Former Chairman of the Board(6)	2004 2003 2002	$ $ $	565,962 600,000 440,487	$ $ $	2,400,000 2,015,000 1,185,000	$75,000 $75,000 $70,000	— — —	— 170,000 100,000	$ $ $	13,208 19,726 16,151
David B. Baker Former Vice President, Chief Administrative Officer and Secretary(6)	2004 2003 2002	$ $ $	155,769 155,187 134,429	$ $ $	157,000 120,000 230,230	— — —	— — —	— 15,000 10,000	$ $ $	10,458 11,928 8,634

NOTES:

1.
Amounts in 2004, 2003, and 2002 include amounts paid pursuant to the Company's Management Incentive Compensation Plan, described elsewhere in this Proxy Statement. Amounts in 2003 include performance bonuses of $430,000 and $125,000 paid to Mr. Whitman and Mr. Bassoul, respectively.

2.
Amounts in 2004, 2003, and 2002 for Mr. Whitman represent director's fees for services to the Company and its subsidiaries. Mr. Bassoul's 2004, 2003, and 2002 amounts include director's fees for services to the Company and its subsidiaries and the forgiveness of a debt plus interest upon reaching certain operating performance goals in 2003 and 2002.

3.
Amounts represent the fair market value of restricted shares of Common Stock awarded under the Company's 1998 Stock Incentive Plan, measured by multiplying the number of shares subject to the grant by the closing market price of $48.19 of the Company's Common Stock on the date of grant. Mr. Bassoul held 100,000 shares of restricted Common Stock as of the end of the 2004 fiscal year with a value of $5,072,000, calculated by multiplying the number of such shares held by $50.72, the closing price of the Company's Common Stock on December 31, 2004. Mr. Bassoul was awarded 100,000 restricted shares of Common Stock on December 23, 2004. 60,000 of these shares will vest on December 31, 2005, and the remaining 40,000 shares will vest on December 31, 2006, provided that Mr. Bassoul remains employed by the Company on the respective vesting dates. Dividends on the restricted shares subject to the award (to the extent declared by the Company) will be payable to Mr. Bassoul.

4.
Amounts represent options to purchase shares of Common Stock granted under the Company's 1998 Stock Incentive Plan.

5.
All Other Compensation consists of (a) the Company's Profit Sharing Contributions, (b) 401(k) Company Matching Contributions and (c) insurance premiums paid by the Company on a group term life insurance policy. Individual amounts are as follows (amounts shown are for each of 2004, 2003, and 2002, respectively):

(1)
Messrs. Bassoul, Baker, FitzGerald, Sieron, and Dei Dolori received Profit Sharing Contributions of $5,908, $7,490, and $5,863. Profit Sharing Contributions received by Mr. Whitman were $0, $7,490, and $5,863, and for Mr. Ibrahim were $5,817, $2,202, and $0.

(2)
401(k) Company Matching Contributions for Mr. Whitman were $4,100, $3,128, and $2,824; for Mr. Bassoul were $4,100, $3,300, and $1,833; for Mr. Baker were $4,100, $4,000, and $2,399; for Mr. FitzGerald were $4,100, $4,000, and $1,868; for Mr. Dei Dolori were $4,100, $1,060, and $993.34; for Mr. Sieron were $3,266, $5,132, and $2,775; and for Mr. Ibrahim were $2,424, $1,500, and N/A.

(3)
Life insurance premiums paid by the Company for Mr. Whitman were $9,108, $9,108, and $7,464; for Mr. Bassoul were $1,350, $1,350, and $375; for Mr. Baker were $450, $438, and $372; for Mr. FitzGerald were $324, $200, and $144; for Mr. Dei Dolori were $487, $300, and $300; for Mr. Sieron were $1,445, $1,445, and $773; and for Mr. Ibrahim were $690, $263, $0.

6.
As previously disclosed, Mr. Whitman retired from his position as Chairman of the Board effective December 23, 2004 in connection with entering into the Stock Repurchase Agreement and is no longer affiliated with the Company. Mr. Baker resigned from his position as Vice President, Chief Administrative Officer and Secretary effective January 21, 2005 and is no longer affiliated with the Company.

Employment, Change in Control and Termination Agreements

Selim A. Bassoul

The Company and MM entered into an employment agreement with Mr. Bassoul dated as of December 23, 2004. The agreement provides, among other things, for Mr. Bassoul to serve as President, Chief Executive Officer, and Chairman of the Board of the Company and of MM for a term ending March 1, 2012. Under the agreement, Mr. Bassoul receives an annual base salary of $770,000.

The employment agreement further provides that Mr. Bassoul is eligible to participate in the Company's Management Incentive Compensation Plan, described in Proposal No. 3 of this Proxy Statement. Under the terms of such plan, if the Company attains certain pre-established performance goals, Mr. Bassoul shall be entitled to receive (i) 100% of his base salary as in effect at the beginning of the fiscal year to which the award relates and (ii) for each year, an additional performance bonus determined on a scale based on the amount by which the Company's earnings before income taxes and depreciation and amortization ("EBITDA") as determined under the plan exceeds the pre-established performance goal.

The employment agreement provides for an aggregate grant to Mr. Bassoul of 300,000 shares of restricted stock (the "Restricted Stock") pursuant to the terms of the 1998 Stock Incentive Plan, which is fully outlined under Proposal No. 4 of this Proxy Statement. The Restricted Stock is to be granted in three separate tranches as follows: (i) 100,000 shares of Restricted Stock were granted on December 23, 2004, (ii) 100,000 shares of Restricted Stock were granted on January 5, 2005, and (iii) 100,000 shares of

Restricted Stock will be granted at the earlier to occur of (1) the date following the next annual meeting of stockholders of the Company after the effective date at which the stockholders approve an amendment to the 1998 Stock Incentive Plan increasing the annual grant limit under such plan or (2) January of 2006. The Restricted Stock is non-transferable and shall be forfeitable subject to the following vesting conditions: 60,000 shares of the Restricted Stock shall vest on December 31, 2005; 60,000 shares of the Restricted Stock shall vest on December 31, 2006; 60,000 shares of the Restricted Stock shall vest on December 31, 2007; 60,000 shares of the Restricted Stock shall vest on December 31, 2008; and 60,000 shares of the Restricted Stock shall vest on December 31, 2009, in each case subject to the continued employment of Mr. Bassoul on such date. Mr. Bassoul is entitled to vote and receive declared dividends with respect to all shares of Restricted Stock shares granted to him, irrespective of whether they are vested or not. The restricted stock will immediately vest if: (a) Mr. Bassoul terminates his employment because of a material diminution in duties, (b) Mr. Bassoul's employment is terminated other than for cause, or (b) Mr. Bassoul terminates his employment within six months following a "change in control" of the Company, as defined in the employment agreement.

The employment agreement gives the parties the right to terminate at any time and, in the case of any termination, Mr. Bassoul will be paid all compensation accrued to date, including, in the event that the termination is by the Company and MM for reasons other than cause, a pro rata share of incentive compensation under the Management Incentive Compensation Plan that would otherwise have been payable to him had he remained employed by the Company until the last day of the fiscal year, such pro rata share to be paid following the conclusion of the fiscal year for which payable. Under the employment agreement, if the Company terminates Mr. Bassoul's employment without cause, Mr. Bassoul terminates his employment due to a material diminution of his duties or a change in his title, or Mr. Bassoul terminates his employment within the six-month period following a change in control, Mr. Bassoul will be entitled to an amount equal to three times the sum of his annual base salary and the greater of (x) the amount of incentive compensation earned under the Management Incentive Compensation Plan with respect to the full calendar year immediately prior to the date of termination and (y) the average incentive compensation paid to Mr. Bassoul under the Management Incentive Compensation Plan for each of the three calendar years immediately prior to the date of termination. Further, the employment agreement provides that if Mr. Bassoul's employment agreement is terminated by either party, for reasons other than cause, Mr. Bassoul and his dependents are entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their families for life, subject to any Medicare coverage being the primary coverage. The agreement also provides Mr. Bassoul with certain additional payments intended to reimburse him for the excise tax payable should any payments made to him in the event of a change in control be subject to the excise tax imposed on "excess parachute payments" under section 4999 of the Code, and to reimburse him for the income, excise and employment taxes on the reimbursement payment.

Mr. Bassoul's employment agreement also provides for a nonqualified retirement benefit, which is described on page 14 of this Proxy Statement.

Timothy J. FitzGerald

The Company and MM entered into an employment agreement with Timothy J. FitzGerald, the Company's Vice President and Chief Financial Officer, which superceded both a severance agreement dated March 1, 2004 and a retention agreement dated July 22, 2004. The employment agreement has a five-year term and will continue until March 1, 2010, unless Mr. FitzGerald's employment is earlier terminated under the terms of the employment agreement. Under his employment agreement, Mr. FitzGerald is entitled to receive an annual base salary of $250,000 and is eligible to earn an annual incentive bonus under the Company's Management Incentive Compensation Plan, described in Proposal No. 3 to this Proxy Statement. Pursuant to the Management Incentive Compensation Plan, the

performance bonus for Mr. FitzGerald will be paid determined on a scale based on the amount by which the Company's EBITDA (as determined under the plan) exceeds the pre-established performance goal for Mr. FitzGerald for the applicable year. The Company is also obligated to grant Mr. FitzGerald an aggregate of 50,000 shares of restricted stock of the Company pursuant to the terms and conditions set forth in a restricted stock agreement further described below. The restricted shares granted to Mr. FitzGerald will vest ratably over a five year period, commencing on December 31, 2005 and will become fully vested on December 31, 2009, generally as long as Mr. FitzGerald remains employed by the Company on each applicable vesting date. The restricted stock will immediately vest if: (a) Mr. FitzGerald's employment is terminated other than for cause, or (b) Mr. FitzGerald terminates his employment within six months following a "change in control" of the Company, as defined in the employment agreement.

Under the employment agreement, Mr. FitzGerald's employment may be terminated by the Employer (defined as the Company and MM) or by Mr. FitzGerald at any time, or by the death of Mr. FitzGerald. The employment agreement provides Mr. FitzGerald with the following severance benefits. If the Employer terminates Mr. FitzGerald's employment without "cause" (as defined in the employment agreement), or if Mr. FitzGerald terminates his employment within six months following a change in control of the Company, Mr. FitzGerald will be entitled to a lump sum payment equal to two times the sum of: (a) Mr. FitzGerald's annual base salary for the full calendar year immediately prior to the date of termination, and (b) the greater of (i) the amount of his annual bonus paid under the Company's Management Incentive Compensation Plan with respect to the full calendar year immediately prior to the year of termination and (ii) the average of Mr. FitzGerald's annual bonuses paid under the Management Incentive Compensation Plan for each of the two calendar years immediately prior to the year of termination. Mr. FitzGerald will also be entitled to an additional payment (referred to as a "gross-up" payment) to cover the amount of any excise tax, including income taxes and excise taxes incurred with respect to the gross-up payment, in the event that any amount payable to him in connection with a change in control of the Company results in the excise tax imposed on "excess parachute payments" under the Code.

William F. Whitman, Jr.

In connection with the Stock Repurchase Agreement previously described under the caption "Certain Relationships and Related Transactions" above, the Company and Mr. Whitman terminated Mr. Whitman's amended and restated employment agreement, dated January 1, 1995, as amended, in accordance with its terms. Pursuant to the terms of the Stock Repurchase Agreement and Mr. Whitman's employment agreement, the Company settled all remaining pension obligations associated with Mr. Whitman for $7.5 million in cash in February 2005.

The Middleby Corporation Stock Ownership Plan

In 1993, the Company adopted The Middleby Corporation Stock Ownership Plan, which requires eligible employees that elect to participate in the plan to hold a minimum number of shares of the Common Stock. The number of shares each such employee is required to hold is determined annually based on the price of the Common Stock and the salary of that employee. In the event any employee participating in the plan holds less than the minimum number of shares, the employee will be paid up to one-third of his or her bonus in the form of shares of the Common Stock, up to the minimum number of shares required by the plan.

Pension Plans

Pursuant to his employment agreement, Mr. Bassoul is entitled to a nonqualified defined benefit pension benefit as follows: Upon Mr. Bassoul's retirement on or after the date on which he attains the age of 55 (the "Age 55 Retirement Benefit"), but in no event prior thereto, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. If Mr. Bassoul retires after the date on which he attains the age of 60 (the "Age 60 Retirement Benefit"), he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the age 55 Retirement Benefit, payable for the remainder of his life. If Mr. Bassoul retires after the date on which he attains the age of 65, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary, in lieu of the age 60 Retirement Benefit, payable for the remainder of his life. The estimated monthly retirement benefit payable to Mr. Bassoul based on his compensation level as of January 1, 2005 would be $32,084 at the retirement age of 55, $40,104 at the retirement age of 60, and $48,125 at the retirement age of 65. The amount of Mr. Bassoul's nonqualified retirement benefit would be offset by the amount of Mr. Bassoul's accrued benefits under the tax-qualified plans maintained by the Company, other than any portion of such benefits that are attributable to Mr. Bassoul's own contributions to the qualified plans.

The Company maintains two tax-qualified defined contribution pension plans; annual contributions made by the Company for the benefit of the Named Executive Officers under the applicable tax-qualified plan are shown in the Summary Compensation Table on page 10 of this Proxy Statement.

Stock Option/SAR Grants

The Company did not make any grants of stock options or stock appreciation rights during the fiscal year ended January 1, 2005, including to the Named Executive Officers.

Option Exercises and Fiscal Year-End Values

The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended January 1, 2005 by each of the Named Executive Officers and the fiscal year-end value of unexercised options under the 1998 Stock Incentive Plan. Options awarded under the plan become exercisable in accordance with the terms of the grant and generally have a ten year term.

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY End(#) Exercisable/ Unexercisable	Value of Unexercised in the Money Options/SARs at FY End($) Exercisable/ Unexercisable(1)
William F. Whitman, Jr.	0	$0	0/0	0/0
Selim A. Bassoul	0	$0	325,000/160,000	$11,063,650/$6,986,800
David B. Baker	0	$0	20,500/0	$779,781/$0
Timothy J. FitzGerald	1,000	$55,580(2)	45,000/10,000	$1,566,528/ $429,760
Mark Sieron	0	$0	7,600/8,400	$275,016/$365,424
Phil Dei Dolori	2,000	$84,360(3)	31,000/10,000	$1,007,710/$429,760
Nestor Ibrahim	0	$0	5,000/0	$161,250/$0

NOTES:

(1)
Values based on the Company's 2004 fiscal year end closing Common Stock share price of $50.72.

(2)
Value based on the Company's June 3, 2004 Common Stock share price of $60.08.

(3)
Value based on the Company's April 23, 2004 Common Stock share price of $48.08.

Equity Compensation Plan Information

The following table provides information as of January 1, 2005 with respect to shares of Common Stock that may be issued under the Company's existing equity compensation plans, including the 1998 Stock Incentive Plan and the 1989 Stock Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance (c)
Equity compensation plans approved by security holders	698,200	$13.56	255,840	(1)
Equity compensation plans not approved by security holders	56,000	$8.15	N/A
Total	754,200	$13.16	255,840

NOTES:

(1)
The shares that remain available for issuance under the 1998 Stock Incentive Plan may be issued in the form of restricted Common Stock. The number shown in column (c) takes into account 100,000 shares of restricted Common Stock granted to Selim A. Bassoul on December 24, 2004 under the 1998 Stock Incentive Plan.

Summary of Equity Compensation Plans Not Approved by Stockholders

As of January 1, 2005, the Company had made three outstanding option grants to non-employee directors which were not approved by stockholders: a 1996 grant, a 2000 grant, and a 2003 grant. The Company believes that it is important to develop compensation and incentive packages that will attract and retain qualified members to serve on the Board of Directors, while linking their performance to increasing stockholder value. The Company believes that periodically granting stock options to board members is an effective means to achieving this goal. Each non-employee director received option grants to purchase 15,000 shares of Common Stock in 1996, 3,000 shares of Common Stock in 2000, and 3000 shares of Common Stock in 2003. Such options were tied to the level of effectiveness of the Board of Directors in direct relation to creating stockholder value in the applicable year. Under each grant, the options were granted at the current market value, and the options vested immediately with a term of no longer than 10 years.

Stock Price Performance Graph

The graph below compares five year cumulative total return for a stockholder investing $100 in the Company on December 31, 1999 with the Nasdaq Stock Market Index and the Index of Nasdaq Non-Financial Stocks over the same period, assuming reinvestment of dividends. The Company does not believe it is feasible to provide a comparison against a group of peer companies, as there is an insufficient number of other similar publicly traded companies. The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except to the extent the Company specifically incorporates the information contained therein by reference, and shall not otherwise be deemed filed under such Acts.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

	1999	2000	2001	2002	2003	2004
The Middleby Corporation	100	108.38	93.99	191.41	737.16	923.86
The Nasdaq Stock Market Index	100	60.31	47.84	33.07	49.45	53.81
Nasdaq Non-Financial Stocks Index	100	58.33	44.61	29.14	44.61	48.12

REPORT OF THE AUDIT COMMITTEE

The Audit Committee conducted its oversight activities for the Company in accordance with the duties and responsibilities outlined in the Audit Committee charter, approved by the Board of Directors on March 4, 2003 and modified as of February 25, 2004, a copy of which was attached as Appendix A to the Company's proxy statement for the 2004 Annual Meeting of Stockholders of the Company.

The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended January 1, 2005.

The Audit committee discussed with the independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as modified or supplemented, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 1, 2005 be included in the Company's annual report on Form 10-K for the fiscal year ended January 1, 2005.

The Middleby Corporation Audit Committee
Philip G. Putnam, Chairman, Sabin C. Streeter, A. Don Lummus

REPORT OF THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS

The Compensation Committee makes recommendations concerning the compensation of the Chairman as well as the President and Chief Executive Officer of the Company. The full Board of Directors reviews the Company's operating profit target levels and the bonus component of the compensation of executive officers and senior managers of the Company, other than the Chairman and the President and Chief Executive Officer. The compensation philosophy of the Compensation Committee is based on the following key principles: The Compensation Committee intends to provide compensation packages that will attract and retain executive talent and deliver higher rewards for extraordinary performance. The Compensation Committee also believes that compensation for senior management, including the Company's Chairman, President and Chief Executive Officer should vary with the Company's financial and operating performance. Cash-based short-term incentive opportunities should be linked to annual corporate earnings objectives. A portion of compensation should be delivered through equity-based awards which further the Company's goals of executive retention through time-based vesting of awards. In addition, performance-based compensation provided to the Company's Chairman, President and Chief Executive Officer and those other senior executives who are "covered employees" under Section 162(m) of the Internal Revenue Code (generally, the Company's Named Executive Officers) should comply with the requirements that qualify the compensation as tax deductible to the Company, unless the Company determines under particular circumstances that it is in the Company's best interest to provide compensation that it not fully tax deductible. In accordance with this philosophy, the Compensation Committee approved the Management Incentive Compensation Plan, and determined that a significant portion of executive compensation would be at risk by basing the bonus opportunities for senior management on performance and the creation of stockholder value.

Overview

William F. Whitman, Jr., Chairman of the Board, was employed by the Company through December 23, 2004 pursuant to an employment agreement. The employment agreement was terminated pursuant to the Stock Repurchase Agreement which is described under the caption "Certain Relationships and Related Transactions" in this Proxy Statement. The base salary paid to Mr. Whitman in 2004 was determined on the basis of the value contributed by Mr. Whitman to the longstanding operations of the Company and MM. Mr. Whitman's 2004 bonus, which is shown in the Summary Compensation Table elsewhere in this Proxy Statement, was based upon achieving strategic initiatives, fulfilling cost containment goals, and fulfilling certain earnings before interest, taxes, depreciation and amortization ("EBITDA") goals.

Selim A. Bassoul, President and Chief Executive Officer, is employed by the Company pursuant to an employment agreement, which is summarized under the heading "Employment, Change in Control and Termination Agreements" in this Proxy Statement. Mr. Bassoul's compensation for the fiscal year ended January 1, 2005 was based upon his performance as President and Chief Executive Officer of the Company, including his contributions to achieving strategic initiatives, fulfilling cost containment goals, and fulfilling certain EBITDA goals. Effective as of December 23, 2004, Mr. Bassoul was appointed as the Company's Chairman of the Board of Directors, and certain changes were made to his compensation package as described below.

The key components of the compensation provided to the Named Executive Officers and other members of senior management are base salary, annual performance incentive awards and, for selected officers including the President and Chief Executive Officer, long-term equity-based grants. The Compensation Committee sets base salaries at a level determined to be slightly below the median for industry peers. The Named Executive Officers, and other members of senior management participate in the Management Incentive Compensation Plan. The Management Incentive Compensation Plan provides for payment of bonuses expressed as a percentage of such participant's base salary depending on the achievement of certain levels of EBITDA. The percentage which may be earned is determined for each individual based on the individual's level of responsibility within the Company. The Compensation Committee determines the minimum amount of growth that must be achieved each year in order for an annual bonus to be paid. Target levels are set annually to be in line with the Company's annual budget and are presented by the President and Chief Executive Officer to the Board of Directors for review and approval. The total compensation of the Named Executive Officers and senior managers of the Company are set at levels to be competitive with amounts paid to executive officers and senior managers with comparable qualifications, experience and responsibilities at other businesses of similar type or with similar market capitalization, with an emphasis on pay for performance. Salaries are reviewed annually and may be increased based on the individual's level of responsibility and merit. Executive officers also participate in annual cash-based incentive plans under which bonuses may be paid based on specified levels of growth in divisional or corporate goals.

The Compensation Committee did not grant any equity-based incentive awards under the Company's incentive plans in 2004, except as described below for Mr. Bassoul. As stated above, the Compensation Committee believes that extraordinary performance and contribution to the operations of the Company deserve extraordinary compensation. For this reason and in light of 2004 contributions to the Company's success, the Compensation Committee, in a series of meetings held in November and December of 2004, approved changes to the compensation package for Mr. Bassoul, as explained below.

Selim A. Bassoul

In consideration of the extraordinary contributions made by Mr. Bassoul to the success of the Company and his appointment as Chairman, the Compensation Committee approved the following changes to Mr. Bassoul's compensation package. Effective December 23, 2004, Mr. Bassoul's base salary (and base bonus amount) was increased from $400,000 to $770,000. In addition, the Company will reimburse Mr. Bassoul for legal and/or consulting expenses incurred by him for his personal financial, tax and estate planning and will cover the cost of a suitable leased automobile for Mr. Bassoul.

The Compensation Committee approved the payment to Mr. Bassoul of an annual incentive bonus of $2,400,000 in respect of performance in 2004. The bonus was paid pursuant to the performance goals established by the Compensation Committee for 2004 under the Management Incentive Compensation

Plan. As a result, the Compensation Committee expects the bonus payment to be fully tax deductible to the Company.

The Compensation Committee also approved the following additional changes to Mr. Bassoul's compensation package, which have been reflected in amendments to his employment agreement: (i) an increase in the severance payable to Mr. Bassoul upon involuntary termination of his employment by the Company for reasons other than cause or upon his voluntary termination within six months of a change in control (as defined in his employment agreement) from two times his base salary plus two times his bonus to three times his base salary plus three times his bonus; (ii) the ability to terminate employment and receive the described severance benefits in the event that Mr. Bassoul's duties are materially diminished or there is a change in his title; (iii) a nonqualified retirement benefit, which will provide Mr. Bassoul with monthly payments based on a percentage of his annual base salary and his age at the time of retirement (for example, Mr. Bassoul will vest in an annual nonqualified retirement benefit if he retires from the Company after attaining the age of 55, in an amount based on 50% of his annual base salary and, in the event that Mr. Bassoul retires from the Company on or after attaining the age of 65, he will become vested in an annual nonqualified retirement benefit in an amount based on 75% of his annual base salary); and (iv) pro rata vesting in the nonqualified retirement benefit in the case of a qualifying termination (generally, Mr. Bassoul's death or disability, termination without cause by the Company or under the circumstances specified in the employment agreement as described in clause (ii) above). In connection with its evaluation of the nonqualified retirement benefit, the Compensation Committee reviewed a schedule of the estimated monthly payments and aggregate annual retirement benefit that would become payable to Mr. Bassoul, based on both (1) a qualifying termination during the term of the employment agreement and (2) his retirement on and after age 55, up to and including retirement at age 65. The full or pro rata nonqualified retirement benefit, as the case may be, would be payable to Mr. Bassoul for the remainder of his life, but in no event may payments commence prior to his attaining the age of 55.

Pursuant to his employment agreement, as amended as of December 23, 2004, the Compensation Committee approved a grant to Mr. Bassoul under the Company's 1998 Stock Incentive Plan in the aggregate amount of 300,000 shares of restricted stock. The restricted stock grant will vest ratably over a five year period (with respect to 60,000 shares per year on December 31 of each year commencing on December 31, 2005), generally to the extent that Mr. Bassoul remains employed by the Company on each vesting date. The Compensation Committee determined that the aggregate grant would be made in three installments, as follows. The first 100,000 shares of restricted stock were granted to Mr. Bassoul on December 23, 2004 and the second 100,000 shares of restricted stock were granted to Mr. Bassoul on January 5, 2005. The final grant of 100,000 shares of restricted stock will be made to Mr. Bassoul following the annual meeting of the Company's stockholders, contingent on stockholder approval of an amendment to the Company's 1998 Stock Incentive Plan to increase the maximum number of shares that may be granted to any individual in a single tax year from 100,000 to 200,000. This amendment to the 1998 Stock Incentive Plan was approved by the Compensation Committee and adopted by the Company's Board of Directors, subject to stockholder approval, which is being sought pursuant to Proposal No. 4 "Amendment to the 1998 Stock Incentive Plan" elsewhere in this Proxy Statement. In its deliberations regarding the restricted stock grant for Mr. Bassoul, the Compensation Committee considered the estimated value of the grant by multiplying 300,000 by the closing price of the Company's Common Shares at the time of consideration (approximately $50.00 per share) and determined that the value of the compensation was reasonable due to the creation of stockholder value during his tenure as President and Chief Executive Officer (as evidenced by the increase in the Company's stock price, among other measures) and due to the expected retention effect of the award. The long-term incentive award represented approximately 50% of the total compensation provided to Mr. Bassoul.

William F. Whitman, Jr.

As contemplated by the Stock Repurchase Agreement previously described under the caption "Certain Relationships and Related Transactions" above, the Compensation Committee approved the payment to Mr. Whitman of an annual incentive bonus of $2,400,000 in respect of performance in 2004. The bonus was paid pursuant to the performance goals established by the Compensation Committee for 2004 under the Management Incentive Compensation Plan. As a result, the Compensation Committee expects the bonus payment to be fully tax deductible to the Company. Additionally, in February 2005, the Company settled all remaining pension obligations associated with Mr. Whitman for $7.5 million in cash.

The Compensation Committee*: Robert L. Yohe, Chairman, Robert R. Henry, A. Don Lummus and John R. Miller III

*
Robert H. Henry resigned from the Compensation Committee and the Board of Directors in December 2004, at which time A. Don Lummus was appointed to serve on the Compensation Committee in Mr. Henry's place. Messrs. Henry and Lummus have reviewed and approved this report with respect to the actions taken during their respective periods of service on the Compensation Committee during 2004.
Other Directors**: Selim A. Bassoul, Philip G. Putnam, David P. Riley and Sabin C. Streeter

**
William F. Whitman, Jr., Laura B. Whitman and W. Fifield Whitman III resigned from the Board of Directors in December 2004. During their period of service on the Board of Directors during 2004, Mr. Whitman, Ms. Whitman and Mr. Whitman III did not participate in reviewing Mr. Bassoul's employment agreement dated December 23, 2004.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended January 1, 2005, the Compensation Committee consisted of Messrs. Yohe (Chairman), Henry and Miller, all of whom were "independent directors" of the Company and were not officers of the Company. During the fiscal year ended January 1, 2005, William F. Whitman, Jr., the former Chairman of the Board, and Selim A. Bassoul, President and Chief Executive Officer of the Company, participated with the full Board in reviewing and approving certain components of compensation of other executive officers and senior managers. Recommendations concerning the compensation of Messrs. Whitman and Bassoul were made by the Compensation Committee to the Board of Directors. As previously discussed, Messrs. Whitman and Henry resigned as directors on December 23, 2004, and Mr. Whitman entered into a Stock Repurchase Agreement with the Company as more fully described under the caption "Certain Relationships and Related Transactions" above.

The Middleby Corporation Code of Ethics

The Company has adopted a code of ethics that applies to all directors, executive officers, officers and employees of the Company. The Company has made the Code of Ethics available on its website at www.middleby.com.

Directors' Compensation

Each director of the Company receives an annual fee of $20,000, and each director who is not an officer of the Company receives an additional fee of $1,000 for each meeting of the Board of Directors or committee thereof that he or she attends and $500 for each telephonic meeting that he or she participates in. Each director who serves as a committee chair receives an additional annual fee of $5,000, and the lead independent director receives an additional fee of $1,250 per quarter. The Company has made certain one-time stock option grants to non-management directors, as described elsewhere in this Proxy Statement under the captions "Security Ownership of Certain Beneficial Owners and Management" and "Equity Compensation Plan Information." No such option grants were made to non-management directors in 2004.

Directors' Retirement Plan

The Company maintains an unfunded retirement plan for non-employee directors. The plan provides for an annual benefit upon a change in control or retirement from the Board of Directors at age 70, equal to 100% of the director's last annual fee (excluding meeting fees), payable on a quarterly basis for a number of years equal to the director's years of service, up to a maximum of 10 years.

A. Don Lummus, an independent director who has served on the Board since 1984, is planning to retire from the Board and will not stand for re-election at the Meeting. At that time, Mr. Lummus will be 69 years old. In light of his dedicated service to the Company, the Board of Directors has agreed to waive the retirement age requirement for Mr. Lummus so that upon his retirement from the Board at the Meeting, Mr. Lummus will be eligible to receive full benefits under the directors' retirement plan described above.

Audit Firm Fee Summary

During fiscal years 2004 and 2003 the Company retained its principal auditor, Deloitte & Touche LLP, to provide services in the following categories and amounts:

	2004	2003
Audit Fees—Fees for the annual financial statement and internal control audits, reviews of the Company's quarterly reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings.	$509,269	$264,900
Audit Related Fees—Fees for the assurance and related services that are associated with the performance of the audit or interim financial statement review and are not reported under audit fees.	$41,100	$42,000
Tax Fees—Fees for tax compliance, assistance with tax audits, tax advice, and tax planning.	$186,508	$216,600
All Other Fees—Fees for internal controls consultation services and compensation consulting.	$90,400	$44,900

NOTES:

All of the services described in Audit Fees, Audit Related Fees, Tax Fees, and All Other Fees were pre-approved by the Audit Committee.

The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining the independence of Deloitte & Touche LLP as the Company's public accountants.

The Audit Committee Charter provides that the Audit Committee shall pre-approve all audit and permitted non-audit services to be performed by the independent auditors (subject to the de minimis exceptions under applicable law, rules and regulations). However, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals, and the decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at its next regularly scheduled meeting.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF
INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP served as independent public accountants for the Company for the fiscal year ended January 1, 2005. The Audit Committee has selected Deloitte & Touche LLP to continue to provide audit services for the current fiscal year ending December 31, 2005. Accordingly, the Board of Directors recommends that stockholders ratify the selection of Deloitte & Touche LLP to audit the Company for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting, to make a statement if they desire to do so, and to be available to respond to appropriate questions.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP.

PROPOSAL NO. 3—AMENDMENT AND RESTATEMENT OF THE
MANAGEMENT INCENTIVE COMPENSATION PLAN

The Company has adopted an amendment and restatement of The Middleby Corporation Management Incentive Compensation Plan that will increase the maximum bonus that can be paid to any eligible employee for any single fiscal year to $3,500,000.

The Board of Directors believes that short-term incentive compensation is an important element of compensation that serves to attract and retain the best possible management talent and to motivate these employees to achieve financial goals which create value for the Company and its stockholders. For this reason, the Company originally adopted the Management Incentive Compensation Plan (as amended from time to time, the "Plan") in 2001 and has amended the Plan from time to time. The Plan, as proposed for reapproval, continues to provide for the payment of annual incentive awards. Payment of awards under the Plan is contingent on the Company's achieving certain performance goals established by the Compensation Committee of the Board of Directors (the "Committee"). Section 162(m) of the Internal Revenue Code ("Section 162(m)") denies a tax deduction for certain compensation in excess of $1 million per year paid by a public company to its Chief Executive Officer and to the four most highly compensated executive officers (other than the Chief Executive Officer) for whom compensation disclosure is required under the proxy rules ("Covered Employees"). Certain compensation, including compensation based on the attainment of pre-established performance goals, is excluded from this deduction limit if certain requirements are met. One of these requirements is that the performance goals that can be utilized in determining whether annual incentive compensation awards are to be paid, along with maximum award amounts, are disclosed and approved by stockholders prior to payment. The Plan was last approved by stockholders in 2004, and, in view of the proposed amendment to increase the maximum bonus that can be paid to an eligible employee (as described below), it is being resubmitted for stockholder approval at the 2005 Annual Meeting.

The Board of Directors believes that it is in the Company's best interest that the Plan be in compliance with the performance-based compensation requirements of Section 162(m) of the Code. Accordingly, the Board recommends approval of the Plan, as proposed to be amended and restated as described below. The following summary of the principal features of the Plan is qualified in its entirety by the Plan itself, which is attached to this Proxy Statement as Appendix A.

Principal Features of the Management Incentive Compensation Plan

Under the Management Incentive Compensation Plan, as originally adopted by stockholders in 2001 and further amended in November of 2003, executive officers of the Company and other key employees selected by the Compensation Committee who have been employed by the Company for at least six months are eligible to receive incentive compensation under the Management Incentive Compensation Plan. Payments under the Management Incentive Compensation Plan for any fiscal year are based on attainment of pre-established performance goals approved by the Compensation Committee relating to the Company's adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA") for such fiscal year. The maximum amount that can be paid for any fiscal year to any covered employee under the Management Incentive Compensation plan is being increased to $3,500,000 from $2,400,000. Payments made under the Management Incentive Compensation Plan are made in cash after the completion of the year-end audit, generally on or about March 1 following the fiscal year end. The Compensation Committee has the flexibility to (i) pay pro-rata bonuses to employees who would otherwise be eligible, but who are not employed by the Company on the last business day of the fiscal year, provided that the pre-established performance goals approved by the Compensation Committee are attained and (ii) and to pay pro-rata bonuses based on a period shorter than a full fiscal year, subject to attainment of prorated pre-established performance goals. Selim A. Bassoul, Timothy J. FitzGerald, Phil Dei Dolori, and Mark Sieron and certain other senior managers of the Company participate in the Management Incentive Compensation Plan.

Plan Benefits

Since payments under the Management Incentive Compensation Plan are based on Company performance in 2005 and thereafter, the benefits receivable by Plan participants in respect of 2005 are not presently determinable. Bonuses earned for 2004 by the executive officers named in the Summary Compensation Table are set forth in the "Bonus" column of that Table. Aggregate 2004 bonuses earned for all executive officers were approximately $6.3 million.

If stockholders approve the amendment and restatement of the Management Incentive Compensation Plan in order to increase the maximum bonus payable to an eligible employee in a given fiscal year from $2,400,000 to $3,500,000, in accordance with the requirements of Section 162(m), the tax deductibility of performance bonus awards made under the Management Incentive Compensation Plan will be preserved.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to amend the Management Incentive Compensation Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF THE MANAGEMENT INCENTIVE COMPENSATION PLAN.

PROPOSAL NO. 4—AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN

The Board of Directors believes that encouraging the employees of the Company and its subsidiaries to own Common Stock benefits the Company and its stockholders. Accordingly, from time to time, the Board has recommended, and the Company's stockholders have approved, equity incentive plans, such as the current 1998 Stock Incentive Plan, that provide for the grant of options, stock appreciation rights ("SARs"), restricted stock and other stock-based awards to employees of the Company and its subsidiaries.

The Board of Directors has adopted, subject to stockholder approval, amendments to the 1998 Stock Incentive Plan that (i) increase the number of shares available for grants by an additional 250,000 shares to an aggregate of 1,750,000 shares of Common Stock; (ii) increase the maximum number of shares that may be subject to awards made to any participant in any single fiscal year to 200,000 shares of Common Stock; and (iii) require that the exercise price per share of any option granted must be at least 100% of the Common Stock's fair market value on the date of grant.

The 1998 Stock Incentive Plan as originally adopted provided that an aggregate of 550,000 shares of Common Stock would be available for issuance under the plan. The 1998 Stock Incentive Plan was most recently amended, pursuant to stockholder approval on December 15, 2003, to provide for the issuance of up to an aggregate of 1,500,000 shares of Common Stock. As a result of restricted stock awards, option grants and exercises, only 5,840 shares were available for future grants under the 1998 Stock Incentive Plan at March 24, 2005, and grants with respect to 100,000 shares are contractually required to be granted following the annual meeting of stockholders.

To comply with Section 162(m) of the Code with respect to future grants, the 1998 Stock Incentive Plan (i) currently limits the number of shares with respect to which awards may be granted to Covered Employees to 100,000 during any fiscal year during which such person serves as an Executive Officer, (except that in fiscal year 2002, pursuant to stockholder approval, Mr. Bassoul received an option grant for 200,000 shares, and in fiscal year 2003, pursuant to stockholder approval, Messrs. Bassoul and Whitman received option grants of 325,000 and 170,000 shares, respectively); and (ii) provides that certain required decisions concerning grants under the 1998 Stock Incentive Plan will be made by a committee of "outside directors" appointed by the Board of Directors. Under the proposed amendments, the annual share limit referred to as clause (i) above will be increased to 200,000. Section 162(m) of the Code limits the deductible compensation paid to Executive Officers of publicly held corporations to $1,000,000. Any taxable compensation which is recognized by an Executive Officer upon (i) the exercise of a nonstatutory option or (ii) a disqualifying disposition of stock acquired under an incentive stock option, is subject to the limit. However, the limit will not apply if the options are granted under a stockholder-approved plan document which specifies the maximum number of shares that can be granted to an Executive Officer during the corporation's tax year, provided that each grant is determined by a directors' committee which is comprised solely of "outside directors."

This Proposal is being submitted to stockholders in order to ensure the 1998 Stock Incentive Plan's compliance with the Nasdaq National Market rules relating to equity compensation plans, as well as to ensure the 1998 Stock Incentive Plan's continued compliance with Section 162(m) of the Code. The basic requirements of Section 162(m) are described above under Proposal No. 3 "Amendment and Restatement of the Management Incentive Compensation Plan." In addition, as discussed below, stockholder approval of this Proposal is being sought in order to accommodate certain restricted stock awards that have been made to the Company's Chairman, President and Chief Executive Officer, Mr. Bassoul.

If stockholders approve the proposed amendment to the 1998 Stock Incentive Plan, (i) the aggregate number of shares of Common Stock available for grants under the 1998 Stock Incentive Plan will increase from 1,500,000 to 1,750,000 and (ii) the annual limit on grants to individual participants in any single fiscal year will be increased from 100,000 to 200,000 shares of Common Stock. In addition, options awarded under the 1998 Stock Incentive Plan will be granted with an exercise price equal to no less than the fair market value of the underlying Common Stock on the date of grant. On March 24, 2005, an aggregate of 1,020,700 shares were covered by unexercised options and restricted stock awards under the 1998 Stock Incentive Plan; and to the extent that any of these awards should expire or be forfeited, shares covered by such awards may be re-granted under the 1998 Stock Incentive Plan. All options previously granted by the Company under the 1998 Stock Incentive Plan had an exercise price equal to at least 100% of the underlying Common Stock's fair market value on the date of grant.

On March 24, 2005, the last reported sale price of Common Stock on the Nasdaq National Market was $52.13 per share.

The following is a summary of the principal features of the 1998 Stock Incentive Plan, as proposed to be amended. The 1998 Stock Incentive Plan amendments which are being submitted for stockholder approval are set out in Appendix B attached to this Proxy Statement.

Principal Features of the 1998 Stock Incentive Plan

The 1998 Stock Incentive Plan permits the grant of any or all of the following types of awards: (1) stock options, including incentive stock options, (2) stock appreciation rights ("SARs"), in tandem with stock options or free-standing, (3) restricted stock, and (4) performance stock.

The Board of Directors of the Company administers the 1998 Stock Incentive Plan. The Board has the authority to make grants and to determine their terms; provided, however, that the selection of eligible employees for participation and decisions concerning the timing, pricing and amount of a grant are made solely by a committee consisting of two or more directors. Subject to the provisions of the 1998 Stock Incentive Plan, the Board has the authority to interpret the provisions of the 1998 Stock Incentive Plan, to adopt any rules, procedures and forms necessary for the operation and administration of the 1998 Stock Incentive Plan, and to determine all questions relating to the eligibility and other rights of all persons under the 1998 Stock Incentive Plan.

All employees of the Company and its subsidiaries and affiliates are eligible to be participants. Approximately 15 employees participated in the 1998 Stock Incentive Plan as of December 31, 2004 (i.e. held awards made under the 1998 Stock Incentive Plan), all of whom were executive officers of the Company at the time of grant.

The number of shares of Common Stock available for grants under the 1998 Stock Incentive Plan is subject to adjustment if there is a merger, consolidation, stock dividend, split-up, combination, or exchange of shares, recapitalization or change in capitalization with respect to the shares of Common Stock. The shares of stock deliverable under the 1998 Stock Incentive Plan may consist in whole or in part of unissued shares or reacquired shares. If a grant expires or is canceled, any shares which were not issued or fully vested under the grant at the time of expiration or cancellation will again be available for grants.

Options may be either "Incentive Stock Options," as defined in Section 422 of the Internal Revenue Code (the "Code"), or options not intended to be so qualified ("Non-qualified Options"). The Board may grant more than one option to a participant during the life of the 1998 Stock Incentive Plan, and such option may be in addition to an option or options previously granted. However, the aggregate fair market value of stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000. Incentive Stock Options shall be exercisable at no less than 100% of the fair market value of the shares on the date of grant, subject to anti-dilution provisions. However, if any Incentive Stock Option is granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company, actually or constructively under Section 424 of the Code, such option shall be exercisable at 110% of the fair market value of the stock subject to the option. As amended subject to stockholder approval, the 1998 Stock Incentive Plan provides that Non-qualified Options may not be granted at less than 100% of the fair market value of shares on the date of grant.

Options granted pursuant to the 1998 Stock Incentive Plan will generally be transferable only by will or by laws governing descent and distribution, and during the lifetime of an optionee, will be exercisable only by the optionee. However, subject to the approval of the Board, the 1998 Stock Incentive Plan provides that an option may be transferable, as permitted under the Exchange Act, as long as such transfers are made to one or more of the following: family members, including children of the optionee, the spouse of the optionee, or grandchildren of the optionee, trusts for such family members or charities ("Transferees"), and provided that such transfer is a bona fide gift and, accordingly, the optionee receives no consideration for the transfer, and that the options transferred continue to be subject to the same terms and conditions that were applicable to the options immediately prior to the transfer. In the event of such a transfer, the Transferee may not subsequently transfer such option. However, the designation of a beneficiary will not constitute a transfer.

No option will be exercisable following three months after termination of employment with the Company (or such shorter or longer period as the option may provide) unless such termination of employment occurs by reason of disability or death. In the event of the disability or death of an optionee while an employee of the Company or any subsidiary of the Company, the options or unexercisable portions thereof, to the extent exercisable on the date of disability or death, shall be exercisable at any time for a period not to exceed the expiration of one year from the date of disability or death (or such shorter period as the option may provide). In no event, however, shall an option be exercisable after the expiration of ten years from the date such option was granted (five years in the case of Incentive Stock Options granted to an optionee owning more than 10% of the voting power of stock of the Company as contemplated by Section 425 (d) of the Code), or beyond the term for which it was granted.

Payment for shares of Common Stock purchased upon exercise of an option granted under the 1998 Stock Incentive Plan shall be made in full at the time of such exercise, whether in cash or shares of Common Stock (valued at fair market value), or in a combination of cash and shares of stock. Under this provision, "pyramiding" of the shares may be allowed. In pyramiding, an optionee requests the Company to apply the shares received upon exercise of a portion of an option to satisfy the purchase price for additional portions of the option. The effect of pyramiding is to allow an optionee to deliver a relatively small number of shares in satisfaction of the purchase price of even the largest option. The technique yields an optionee no more than the appreciation or "spread" inherent in the exercise of the option.

An SAR may be granted free-standing or in tandem with new options. However, an SAR which is issued in tandem with an Incentive Stock Option will be subject to the following: (i) it will expire no later than at the expiration of the Incentive Stock Option; (ii) payment under the SAR will not exceed 100% of the difference between the exercise price of the option and the fair market value of stock on the date the SAR is exercised; (iii) it will be transferable only when the option is transferable, and under the same conditions; (iv) it will be exercisable only when the option is exercisable; and (v) it may only be exercised when the fair market value of the Company's stock exceeds the exercise price of the option. Subject to applicable law, payment by the Company upon exercise of an SAR will be in cash, stock, or any combination thereof as the Board shall determine.

The 1998 Stock Incentive Plan provides that each grant of restricted stock shall include a description of the restrictions applicable to the grant and the conditions on which the restrictions may be removed. Each grant will also provide whether the recipient must pay any amount in connection with the grant and, if so, the amount and terms of that payment. Such amount shall not exceed 10% of the fair market value of the restricted stock at the time the grant is made, and may be for such lesser amount as shall be determined by the Board of Directors.

The 1998 Stock Incentive Plan provides that each grant of performance stock shall include a description of any applicable provisions relating to the performance period and performance criteria. Performance stock awards offer certain employees the potential for substantial financial incentives (in addition to potential appreciation in the value of Common Stock) based on continued service and the achievement of long-term Company performance goals, but in a manner that also places such employees at risk in the event of poor Company performance. The Company offers the opportunity to purchase a specified number of Company shares at market price to selected employees pursuant to a performance award structure. The number of shares to be granted will be at the discretion of the 1998 Stock Incentive Plan committee. The Company reserves the right to alter the structure of any performance stock award under the 1998 Stock Incentive Plan.

If there is a merger, consolidation, stock dividend, split-up, combination or exchange of shares, recapitalization or change in capitalization with respect to the shares of Common Stock, or any other corporate action with respect to the shares of Common Stock which, in the opinion of the Board, adversely affects the relative value of a grant, the number of shares and the exercise price (in the case of an option) of any grant which is outstanding at the time of that event will be adjusted by the Board to the extent necessary to remedy the adverse effect on the grant's value.

Plan Benefits

The following table provides information, to the extent determinable, regarding the shares of restricted stock that will be granted after the date of the annual meeting of the Company's stockholders in 2005 to each of the Company's Named Executive Officers and the other individuals and groups listed under the 1998 Stock Incentive Plan if the amendments to the 1998 Stock Incentive Plan are approved by the Company's stockholders:

Name and Position	Number of Shares of Restricted Stock
Selim A. Bassoul, President, Chief Executive Officer and Chairman of the Board	100,000
Timothy J. FitzGerald, Vice President and Chief Financial Officer	None
All current executive officers as a group, including the Named Executive Officers (other than those listed above)	None
All current directors who are not executive officers as a group	None
Each nominee for election as a director, excluding Mr. Bassoul	None
Each associate of any such directors, executive officers or nominees	None
Each other person who received or is to receive 5 percent of such options	None
All current employees who are not executive officers as a group	None

Federal Income Tax Consequences of the 1998 Stock Incentive Plan

With respect to Non-qualified Options, the difference between the option price and the fair market value of the stock on the date the option is exercised will be taxable as ordinary income to the optionee and will be deductible by the Company as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company.

An exchange of Common Stock in payment of the option price in the case of a Non-qualified Option is considered a tax-free exchange by the optionee to the extent of a like number of new shares, with the new shares retaining the basis and holding period of the old shares. The fair market value of any additional shares transferred to the optionee (representing the excess of the fair market value of all of the new shares over the fair market value of all of the old shares) will constitute ordinary income to the optionee and be deductible by the Company. This amount then becomes the optionee's basis in such shares.

With respect to Incentive Stock Options, if the optionee does not make a disqualifying disposition of stock acquired on exercise of such option, no income for federal income tax purposes will result to such optionee upon the granting or exercise of the option (except that the amount by which the fair market value of the stock at time of exercise exceeds the option price will be a tax preference item under the expanded alternative minimum tax), and in the event of any sale thereafter, any amount realized in excess of cost will be taxed as long-term capital gain, and any loss sustained will be long-term capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option. A disqualifying disposition will occur if the optionee makes a disposition of such shares within two years from the date of the granting of the option or within one year after the transfer of such shares. If a disqualifying disposition is made, the difference between the option price and the lesser of (i) the fair market value of the stock at the time the option is exercised or (ii) the amount realized upon disposition of the stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.

An exchange of Common Stock in payment of the option price in the case of an Incentive Stock Option, if the exchange is not a disqualifying disposition of the stock exchanged, is considered to be tax-free. Under proposed regulations, a number of shares received upon exercise equal to the number of shares exchanged will have a basis equal to the basis of the shares exchanged and the remaining shares received will have a zero basis.

An exchange of statutory option stock to acquire other stock on exercise of an Incentive Stock Option is a taxable recognition transaction with respect to the stock disposed of if the minimum statutory holding period for such statutory option stock has not been met. Statutory option stock includes stock acquired through exercise of an Incentive Stock Option, a restricted stock option or an option granted under an employee stock purchase plan. If there is such a premature disposition, ordinary income is attributed to the optionee (and will be deductible by the Company) to the extent of the optionee's "bargain" purchase on acquisition of the surrendered stock, and the post-acquisition appreciation in value of such stock is taxed to optionee as a short-term gain if held for less than the applicable holding period for long-term capital gains, and long-term capital gain if held for such applicable holding period, and will not be deductible by the Company.

A portion of the excess of the amount deductible by the Company over the value of options when issued may be subject to the alternative minimum tax imposed on corporations. With respect to SARs, the fair market value of shares issued and the amount of cash paid by the Company upon exercise of such rights will be taxable as ordinary income to the holder of the rights and will be deductible by the Company, in each case on the date of exercise. Gain or loss on the subsequent sale of such shares will be eligible for capital gain or loss treatment by the recipient and will have no federal income tax consequences to the Company.

With respect to grants of restricted stock, shares may be granted to an employee without recognition of income by the employee as long as the shares are not transferable and remain subject to a substantial risk of forfeiture. Upon the lapse of any restrictions on the transferability of the shares or the lapse of the conditions creating the risk of forfeiture, the employee is required to recognize ordinary income to the extent of the excess of the fair market value of the shares, determined at the time of the lapse of the applicable restrictions, over the price, if any, paid for the shares. The employee may, alternatively, elect to recognize income at the date of the award, in the amount of the then difference between the value of unrestricted shares and the price, if any, paid by the employee for the restricted shares. The Company is allowed a deduction in an amount equal to the income recognized by the employee in the year such income is recognized. Unless the election referred to above is made, dividends received during the continuation of restrictions on shares will be taxable to the employee as ordinary income for the periods in which such dividends are received, and such dividends will be deductible by the Company as compensation. Dividends received after such election has been made or after the restrictions cease to apply will be taxed as dividends to the employee and will not be deductible by the Company.

The tax consequences with respect to grants of performance stock will depend upon the structure of such awards.

The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion above is limited to federal income taxes and does not attempt to describe state and local tax effects which may accrue to participants or the Company.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to amend the 1998 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN.

CONSIDERATION AND APPROVAL OF AMENDMENTS TO AND
RESTATEMENT OF THE CHARTER

Under Section 242(b) of the Delaware General Corporation Law (the "DGCL"), an amendment to a company's certificate of incorporation must be approved by a majority of the board of directors and a majority of the company's outstanding shares. As required under Section 242(b) of the DGCL, the Board of Directors of the Company has unanimously adopted a resolution approving, and recommending to the Company's stockholders for approval, a proposal to amend and restate the Company's Restated Certificate of Incorporation (the "Charter") and submitting the proposed Restated Certificate of Incorporation (sometimes referred to as the "Restated Charter") to the vote of stockholders at the Meeting.

The following description of certain provisions of the amendments to the Charter incorporated into the Restated Charter is necessarily general and is qualified in its entirety by reference to the Restated Charter set forth in Appendix C hereto. Assuming all of the amendments described herein are approved, the form attached hereto as Appendix C will be adopted as the final form of the Restated Charter and shall be filed with the Secretary of State of Delaware.

PROPOSAL No. 5—AMENDMENTS TO THE COMPANY'S CHARTER TO
REMOVE OBSOLETE PROVISIONS AND TO CLARIFY CERTAIN
EXISTING PROVISIONS

The Board of Directors has proposed that the stockholders approve an amendment to the Charter to remove certain obsolete provisions. The following provisions have no current relevance and may be confusing to stockholders:

  •
  Section 9 of the current Charter lists the name and mailing address of Christopher C. King, the original incorporator of the Company, who is no longer affiliated with the Company. In accordance with Section 245 of the DGCL, a company is permitted to omit such provision in any restatement of its certificate of incorporation. Therefore, Section 9 is no longer required and is obsolete.

  •
  Section 11 of the current Charter grants certain rights to the holders of the Company's 7 1/2% Convertible Notes due 1997. The Company has since paid in full all such notes. Therefore, the provision of Section 11 granting rights to the holders of such notes is no longer required and is obsolete.

The Board of Directors has also proposed that the stockholders approve an amendment to the Charter to clarify certain existing provisions. These changes are non-substantive and serve to conform the Charter to the DGCL.

  •
  Section 8 of the current Charter provides that directors, officers, employees and other agents of the Company, and persons who serve at the Company's request as directors, officers, employees, or other agents of another organization in which the Company directly or indirectly owns shares or of which the Company is a creditor, shall be indemnified by the Company to the fullest extent permitted by law, which indemnification shall include, but not be limited to, payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payments if he shall be adjudicated to be not entitled to indemnification under the law. Pursuant to Section 145 of the DGCL, such rights to indemnification and to the advancement of expenses are not exclusive of any other right which any person may otherwise have. The current Charter does not specify these rights although such indemnified person is entitled to such rights under the current Charter insofar as the current Charter provides for indemnification to the fullest extent permitted by law. The proposed amendment explicitly states that any indemnified person is entitled to such rights. Additionally, the proposed amendment explicitly states that the intent of the indemnification provision is that, notwithstanding any repeal or modification by the stockholders of such provision, the rights existing at such time of repeal or modification of any indemnified person shall not be adversely affected with respect to acts or omissions occurring prior to such repeal or modification.

  •
  The Board of Directors has proposed to add a new Section 11 to the Charter specifically reserving the Company's right, as permitted by Section 242 of the DGCL, to amend, alter, change or repeal any provision in the Charter in accordance with applicable law.

The Board of Directors believes that it is beneficial to amend the Charter to delete the obsolete provisions referenced above because deleting them will improve the ability of the Board, management, stockholders and others to read and understand the Charter without confusion. For instance, an investor reviewing the Company's public filings to decide whether to invest in the Company's securities may be lead to believe that the Company has certain convertible notes outstanding when in fact all such notes have been paid off in full. Accordingly, the Board believes it to be in the best interests of the Company and its stockholders to delete the obsolete provisions discussed above. Furthermore, the Board of Directors believes that it is beneficial to amend the Charter to clarify certain existing provisions as described above because it more closely conforms to the DGCL and improves the ability of the Board of Directors, officers, employees and stockholders to understand their rights granted thereunder. Accordingly, the Board believes it to be in the best interests of the Company and its stockholders to clarify the existing provisions in the Charter as discussed above.

Vote Required for Approval; Board Recommendation

The vote of a majority of outstanding shares of Common Stock entitled to vote on the proposal is necessary to approve the proposal to amend the Charter.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENTS TO THE COMPANY'S CHARTER TO REMOVE OBSOLETE PROVISIONS AND TO CLARIFY CERTAIN EXISTING PROVISIONS.

PROPOSAL No. 6—AMENDMENT TO THE COMPANY'S CHARTER TO
GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO ADOPT,
AMEND, ALTER OR REPEAL THE COMPANY'S BYLAWS

The Board of Directors has proposed that the stockholders approve an amendment to the Charter to grant the Board of Directors the authority to adopt, amend, alter or repeal the Company's bylaws. The Charter does not currently grant this authority to the Board of Directors. The proposed amendment would not eliminate the stockholder's separate and existing rights under the current Charter, the Company's current bylaws and the DGCL to amend the Company's bylaws, nor would it permit the Board to repeal or amend a bylaw adopted by the stockholders.

The Board of Directors believes that the authority to adopt, amend, alter or repeal the Company's bylaws should be a shared authority between the Board and stockholders. This would permit the Board to be responsive to house-keeping as well as substantive matters regarding the Company's operations, while at the same time giving stockholders the power to effect changes should they choose to do so.

Additionally, the Company believes that the proposed amendment is important as it would grant the Board the ability to amend the bylaws without having to incur the costs and delays related to amending the bylaws by stockholder approval. The Board believes that the proposed amendment will accommodate the practicalities of managing the Company while at the same time protecting an important right of stockholders to effect bylaw changes.

If granted the authority to amend the Company's bylaws, the Board of Directors intends to implement amendments that would, among other things:

  •
  clarify that each duly elected director is to hold office until his successor is duly elected and qualified, or until such director's earlier death, resignation or removal in accordance with Section 141 of the DGCL;

  •
  clarify that the Board of Directors has the authority to adopt, amend, alter or repeal the Company's bylaws, apart from stockholders' separate and existing rights to amend the Company's bylaws;

  •
  allow the Board of Directors or the chairman of a stockholders' meeting to prescribe rules and regulations regarding the conduct of a stockholders' meeting, including but not limited to such matters as: the establishment of an agenda or order of business for the meeting; the determination of when the polls shall open and close for any given matter to be voted on at the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on attendance at or participation in the meeting to stockholders of record of the

    Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; restrictions on entry to the meeting after the time fixed for the commencement thereof; and limitations on the time allotted to questions or comments by participants;

  •
  implement advance notice provisions and other customary procedural requirements for stockholder proposals; and

  •
  implement advance notice provisions and other customary procedural requirements for nomination of directors by stockholders.

All of the contemplated amendments to the Company's bylaws described above are believed by the Board of Directors to be in the best interests of the Company and its stockholders. The Board of Directors also believes that these provisions are common for public companies in Delaware. One of the contemplated amendments to the Company's bylaws described above is a conforming change that is necessary to make the Company's bylaws consistent with the Restated Charter, assuming that the proposal to amend the Charter to permit the Board to adopt, amend or repeal the Company's bylaws is approved by the stockholders.

The Company's current bylaws do not specifically provide that rules and regulations regarding the conduct of stockholders' meetings may be prescribed. The contemplated amendment to the Company's bylaws allowing the Board to prescribe rules and regulations regarding the conduct of a stockholders' meting would enable the Board of Directors and/or chairman of the stockholders' meeting to provide a more detailed and effective mechanism for conducting meetings of stockholders. The Board of Directors believes that the ability to prescribe rules and regulations regarding the conduct of a stockholders' meeting is more consistent with the operation of a publicly-held company.

The contemplated amendments to the Company's bylaws to implement advance notice provisions for stockholder proposals and for nomination of directors by stockholders would afford the Board an enhanced opportunity to consider the merits and qualifications of stockholder-proposed business proposals and stockholder-proposed nominees to the Board, and, to the extent the Board deems necessary, the opportunity to inform stockholders sufficiently prior to the meeting with respect to any such business to be conducted at the meeting and with respect to any such nominee, together with any recommendation of the Board. The contemplated amendments would not preclude discussions by any stockholder of any business, nor would they preclude the nomination for election of directors proposed by stockholders, properly brought before any annual general meeting of stockholders.

Certain of the contemplated amendments to the Company's bylaws described above, particularly with respect to procedures applicable to stockholder proposals, could make more difficult or discourage attempts to obtain control of the Company. In addition, if the stockholders approve this proposal, the Board of Directors would be authorized to effect other amendments or repeals of the bylaws that could, depending on the terms of the amended bylaws or new bylaws, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means, such as the imposition of super majority voting provisions.

Vote Required for Approval; Board Recommendation

The vote of a majority of outstanding shares of Common Stock entitled to vote on the proposal is necessary to approve the proposal to amend the Charter.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE CHARTER TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO ADOPT, AMEND, ALTER OR REPEAL THE COMPANY'S BYLAWS.

CERTAIN OTHER CIRCUMSTANCES POTENTIALLY AFFECTING A
CHANGE IN CONTROL OF THE COMPANY

General Corporation Law of the State of Delaware

Under Section 203 of the DGCL, a corporation is generally restricted from engaging in a business combination with an interested stockholder for a three-year period following the time the stockholder became an interested stockholder. An interested stockholder is defined as a stockholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within the prior three-year period did own, 15% or more of the corporation's voting stock. This restriction applies unless,

  •
  prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding from the 85% calculation (but not from the 15% calculation for the purpose of determining interested stockholder status) shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to such plan will be tendered in a tender or exchange offer (the "Excluded Shares"); or

  •
  at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding vote shares of the corporation, excluding shares held by that interested stockholder.

A business combination generally includes:

  •
  mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholder;

  •
  transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries, subject to certain exceptions;

  •
  transactions having the effect of increasing the proportionate share of the interested stockholder in the capital stock of the corporation or its subsidiaries, subject to certain exceptions;

  •
  transactions having the effect of increasing the proportionate share of the interested stockholder in the capital stock of the corporation or its subsidiaries, subject to certain exceptions; and

  •
  other transactions resulting in a disproportionate financial benefit to an interested stockholder.

This makes a take-over of a company more difficult and may have the effect of diminishing the possibility of certain types of two-step acquisitions of a company or other unsolicited attempts to acquire a company. This may further have the effect of preventing changes in the board of directors of a company, and it is possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests. In addition, the shares of Common Stock held by the Whitmans (constituting 23.2% of the outstanding Common Stock as of March 24, 2005) do not constitute Excluded Shares. Consequently, for so long as the Whitmans continue to hold their shares of Common Stock, an interested stockholder could not obtain 85% of the voting stock of the Company and thereby eliminate the business combination restrictions as described above without acquiring at least a portion of the Whitmans' shares of Common Stock.

Existing Provisions in the Company's Charter

The existing provisions in the Charter authorize the issuance of preferred stock with such designations, relative rights, preferences and limitations as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, voting or other rights that could have an adverse impact upon the voting power or other rights of the holders of the Common Stock. In the event preferred stock is issued by the Company, it could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. No shares of preferred stock are issued or outstanding, and the Company has no present plans to issue any shares of preferred stock.

MISCELLANEOUS

The Company's 2004 Annual Report to Stockholders is being mailed to stockholders contemporaneously with this Proxy Statement.

Cost of Solicitation

This solicitation of proxies is made by the Company, and all expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone, telecopy or electronically via the Internet. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies. The Company has engaged Innisfree M&A Incorporated to assist in the solicitation of proxies. This firm will be paid a fee of approximately $8,000 and will be reimbursed for expenses incurred in connection with such engagement.

Proposals of Security Holders

Proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to the 2006 Annual Meeting no later than [December 12], 2005.

Notice of stockholder matters intended to be submitted at the next annual meeting outside the processes of Rule 14a-8 will be considered untimely if not received by the Company by [February 25], 2006.

By Order of the Board of Directors
MARTIN M. LINDSAY Treasurer
Dated: [April 11], 2005

APPENDIX A

The Middleby Corporation Amended and Restated
Management Incentive Compensation Plan

1.
General. The Management Incentive Compensation Plan (hereinafter, the "Plan" or "MICP"), as amended from time to time, was initially adopted and approved by the stockholders of The Middleby Corporation ("Company") in 2001. This document sets forth an amendment and restatement of the Plan effective as of January 1, 2005.

2.
Purpose. The MICP is intended to provide an incentive for superior performance and to motivate participating employees toward the highest levels of achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executive officers. In addition, the MICP is intended to preserve the Company's tax deduction for bonus compensation paid to "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") by meeting the requirements for performance-based compensation under Section 162(m) of the Code.

3.
Administration. The MICP shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board") or a subcommittee of such committee (the "Committee"). All members of the Committee shall be persons who qualify as "outside directors" as defined under Section 162(m) of the Code. The Committee shall have full power and authority to administer and interpret the provisions of the MICP and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the MICP and for the conduct of its business as the Committee deems necessary or advisable. Except with respect to matters which under the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the MICP, subject to the MICP "s terms, including adopting and enforcing rules to decide procedural and administrative issues. The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the MICP.

4.
Eligibility. Any officer or key employee of the Company is eligible to participate in the MICP if selected by the Committee for participation.

5.
EBITDA Performance Measure. Payment of bonuses under the MICP to the Company's executive officers who are "covered employees" as defined under Section 162(m) of the Code shall be subject to the attainment of pre-established written performance goals approved by the Committee prior to the 90th day following the commencement of the Company's fiscal year. The performance goal shall be the Company's adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA") for the fiscal year. Payment of bonuses to participants in the MICP who are not "covered employees" may be based on the EBITDA of any subsidiary, division or segment of the Company. EBITDA goals may include a threshold level of performance at which no payment will be made, levels of performance at which specified payments will be made and a maximum level of performance above which no additional payment will be made. In no event shall the Committee have the discretion to increase the amount of incentive compensation that would otherwise become payable to a covered employee upon the attainment of the EBITDA goal previously established for such covered employee. The maximum payment that may be made to any individual under the MICP with respect of any fiscal year shall be $3,500,000.

6.
Calculation of EBITDA. EBITDA shall be determined in the discretion of the Committee in accordance with Generally Accepted Accounting Principles. However, EBITDA shall exclude foreign exchange gains/losses and shall take into account any and all bonuses and incentive compensation payable to Company employees, including incentive compensation payable to employees participating under the MICP for the applicable year. The Committee shall have the authority to make appropriate adjustments to EBITDA goals to reflect the impact of extraordinary items not reflected in such goals. For purposes of the MICP, extraordinary items shall include (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company or its subsidiaries after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company or its subsidiaries, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business (including but not limited to any costs allocated to the Company by any entity that acquires the Company), (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature), (6) the impact of capital expenditures, (7) the impact of share repurchases and other changes in the number of outstanding shares, (8) fees and expenses associated with a business transaction such as investment banking fees and/or legal, accounting or tax planning fees, and (9) such other items as may be prescribed by Section 162(m) of the Code and the treasury regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

7.
Performance Period. The performance period with respect to which bonuses shall be calculated and paid under the MICP shall generally be the fiscal year of the Company beginning on January 1 and ending on December 31.

8.
Payment of Bonuses. Payments pursuant to the MICP, if any, shall be made after the completion of Company's year end audit and only after the Committee certifies in writing that the EBITDA goals with respect to which payments are to be made have been attained. As a condition to receiving a payment, each participant must have been employed by the Company for a minimum of six months during the Company's fiscal year and must have been employed on the last day of the Company's fiscal year; provided, however, that the Committee may elect to pay a pro-rata bonus (after the year end audit) to any participant whose employment with the Company was involuntarily terminated prior to the end of the Company's fiscal year if such participant was otherwise eligible to receive a bonus hereunder. Notwithstanding anything to the contrary herein, the Committee may also elect to pay pro-rata bonuses prior to end of the Company's fiscal year end based upon the achievement of pro-rata EBITDA goals. Payment of bonuses under the MICP may be subject to such additional requirements as the Committee may determine, including but not limited to, the Company's Stock Ownership Plan. Notwithstanding the forgoing, payments pursuant to the MICP, if any, shall be made no later that the date which is two and one-half (2 1/2) months following the end of the fiscal year in which the payment was earned.

9.
Change of Control. After the occurrence of a "Change of Control" (as defined below) of the Company, EBITDA shall be calculated in accordance with past practice and the terms of the Plan after the completion of the Company's year end audit; provided, however, that if it shall be impractical for the Company's EBITDA to be measured after a Change of Control then a pro-rata bonus shall be paid to participants based on EBITDA achieved prior to the Change of Control as of the most recent practicable date prior to the date the Change of Control occurred. If, after the Change of Control, the members of the Committee are replaced, the calculation of EBITDA shall be made in consultation with an individual, who immediately prior to the Change of Control, was serving on the Committee so as to ensure that EBITDA is calculated in accordance with past practice and the terms of the Plan and the new members of the Committee shall certify in writing that EBITDA was calculated in consultation with such individual and in accordance with past practice and the terms of the Plan. For purposes of the Plan, a "Change in Control" shall mean an increase, on or after January 1, 2005, in ownership to twenty percent (20%) or more of the outstanding voting securities of the Company held by any person or group of persons who are acting together for the purpose of acquiring, holding, voting or disposing of such voting securities; provided, however, that an increase in ownership to twenty (20%) or more of the outstanding voting securities of the Company held by a participant or group of persons which includes a participant who are acting together for the purpose of acquiring, holding, voting or disposing of such voting securities shall not constitute a Change in Control.(1)

(1)
For example, on April 16, 2004 individual A (who is not a participant of the MICP) owns 2.42% of the total outstanding voting securities of Company. Thereafter, individual A commences a series of open market and private purchases, and on January 10, 2005 for the first time his holdings exceed 20% of the outstanding voting securities of the Company. A Change of Control occurs on January 10, 2005.

10.
No Right To Continued Employment. Nothing in the MICP or in any bonus opportunity granted pursuant hereto shall confer upon any participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the MICP or to interfere with or limit in any way the right of the Company to terminate such participant's employment.

11.
Withholding Taxes. Where a participant or other person is entitled to receive a payment hereunder, the Company shall have the right either to deduct from the payment, or to require the participant or such other person to pay to the Company prior to delivery of such payment, an amount sufficient to satisfy any federal, state, local or other withholding tax requirements.

12.
Amendment and Termination of the MICP. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the MICP in whole or in part; provided that, no amendment that requires stockholder approval in order for the MICP to continue to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any participant to receive any bonus following the date the participant is notified of his bonus opportunity, provided that the adjustment of EBITDA or the payment of a pro-rata bonus as contemplated herein are expressly permitted. Unless otherwise determined by the Committee or the Board, the Company shall seek stockholder re-approval of the material terms of the EBITDA goal hereunder no later than the first stockholder meeting of the Company occurring in 2006.

13.
Participant Rights. No participant shall have any claim to be granted any bonus under the MICP, and there is no obligation for uniformity of treatment for participants.

14.
Governing Law. The MICP and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

15.
Interpretation. The MICP is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply. Notwithstanding any provision of the MICP, to the extent that the Committee determines that the MICP or any bonus opportunity or right of a participant thereunder is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Committee, reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the participant's bonus opportunity or right in order to cause the right to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

16.
Unfunded Status of Awards. The MICP is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a participant pursuant to a bonus opportunity, nothing contained in the MICP or any bonus shall give any such participant any rights that are greater than those of a general creditor of the Company.

APPENDIX B

AMENDMENT
TO THE MIDDLEBY CORPORATION
1998 STOCK INCENTIVE PLAN

Pursuant to resolutions of the Board of Directors adopted on December 22, 2004, The Middleby Corporation 1998 Stock Incentive Plan (the "Plan") is hereby amended as set forth below, subject in its entirety to the approval of the stockholders of The Middleby Corporation at the 2005 Annual Meeting of Stockholders, which amendments shall be effective as of January 1, 2005 if approved:

        1.     Section 2.1 of the Plan is amended to replace the first sentence thereof in its entirety with the following sentence:

  "1,750,000 shares of Stock are available for Grants under the Plan."

        2.     Section 3.1(a) of the Plan is amended to replace the second sentence thereof in its entirety with the following sentence:

  "Effective as of January 1, 2005, the number of shares of Stock granted in a fiscal year to each executive officer whose compensation is subject to reporting in the Company's annual proxy statement (an "Executive Officer") shall not exceed 200,000 shares for any fiscal year in which he serves as an Executive Officer, except, with respect to periods prior to January 1, 2005, (i) a grant of 200,000 shares may be made to Selim A. Bassoul in 2002, (ii) a grant of 325,000 shares may be made to Selim A. Bassoul in 2003, and (iii) a grant of 170,000 shares may be made to William F. Whitman, Jr. in 2003. "

        3.     Section 4.1 of the Plan is amended by adding new clause (vi) immediately following the end thereof:

  "(vi) The exercise price per share must be at least 100% of the Stock's Fair Market Value on the date the Option is granted."

IN WITNESS WHEREOF, The Middleby Corporation has adopted this amendment.

THE MIDDLEBY CORPORATION
By:

Chairman of the Board of Directors
ATTEST

B-1

APPENDIX C

RESTATED
CERTIFICATE OF INCORPORATION OF
THE MIDDLEBY CORPORATION

(EFFECTIVE AS OF APRIL     , 2005)

The Middleby Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

  A.
  The name of the Corporation is The Middleby Corporation. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on March 12, 1985.

  B.
  This restated certificate of incorporation was duly adopted by the Board of Directors and the holders of a majority of outstanding capital stock of the Corporation entitled to vote thereon at a duly convened meeting of stockholders in accordance with the provisions of Sections 242 and 245 of the DGCL.

  C.
  The text of the certificate of incorporation of the Corporation as amended hereby is restated to read in its entirety as follows:

            1.     The name of the Corporation is The Middleby Corporation.

            2.     The address of the registered agent of the Corporation is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

            The registered agent at such address is The Corporation Trust Company.

            3.     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4.     The Corporation shall have authority to issue 2,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock") and 20,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"). The Preferred Stock shall be issuable in series with such designations, relative rights, preferences and limitations as may be fixed from time to time by the Board of Directors.

            The designations, preferences and relative, participating, optional and other special rights of the Preferred Stock (unless otherwise fixed by the Board of Directors) and the qualifications, limitations and restrictions thereof, are as follows:

              (a)   The shares of Preferred Stock may be divided into and issued in one or more series, and each series shall be so designated so as to distinguish the shares thereof from the shares of all other series. All shares of Preferred Stock shall be identical except in respect of particulars which may be fixed by the Board of Directors. Each share of a series shall be identical in all respects with all other shares of such series, except as to the date from which dividends thereon shall be cumulative on any series as to which dividends are cumulative. Shares of Preferred Stock of any series which have been retired in any manner, including shares redeemed or reacquired by the Corporation and shares which have been converted into or exchanged for shares of any other class, or any series of the same or any other class, shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as shares of the series of which they were originally a part.

              (b)   Before any shares of Preferred Stock of any series shall be issued, the Board of Directors, pursuant to authority hereby expressly vested in it, shall fix by resolution or resolutions the following provisions in respect of the shares of each such series so far as the same are not inconsistent with the provisions herein applicable to all series of Preferred Stock:

                  (i)  the distinctive designations of each series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) from time to time by like action of the Board of Directors;

                  (ii)  the annual rate or amount of dividends payable on shares of such series, whether such dividends shall be cumulative or non-cumulative, the conditions upon which and/or the dates when such dividends shall be payable and the date from which dividends on cumulative series shall accrue and be    cumulative on all shares of such series issued prior to the payment date for the first dividend of such series;

                 (iii)  whether such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and the price or prices at which shares of such series shall be redeemable;

                 (iv)  the amount payable on shares of such series in the event of liquidation, dissolution or winding up of the affairs of the Corporation;

                 (v)  whether such series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, and if so, the terms and conditions thereof, including the date or dates when such shares shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, the price or prices or the rate or rates at which shares of such series shall be so convertible or exchangeable, and any adjustments which shall be made in such conversion or exchange prices or rates;

                 (vi)  whether such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of such voting rights; and

                (vii)  any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof.

            5.     (a) So long as any shares of Preferred Stock of any series shall be outstanding, the Corporation will not declare or pay any dividends on the Common Stock (other than dividends payable solely in shares of Common Stock) or make any distributions of any kind, either directly or indirectly, in respect of shares of Common Stock, or make any payment on account of the purchase, redemption or other acquisition of Common Stock, unless on the payment, distribution or redemption date, as the case may be, all dividends on the then outstanding shares of Preferred Stock of all series of Preferred Stock then outstanding have been paid.

                 (b) In case the Corporation shall not pay in full all dividends required to be paid on all shares of all series of Preferred Stock at the time outstanding to the full extent of the preference, if any, to which each such series is entitled, all series which are of equal rank with respect to such dividends, including accumulations thereof, if any, shall be entitled to such dividends in proportion to the amounts that would be payable on such series if all dividends were paid in full. Accumulations of dividends shall not bear interest.

                 (c) In case the Corporation shall not pay in full all amounts required to be paid on all shares of all series of Preferred Stock at the time outstanding in the event of the liquidation, dissolution or winding up of the affairs of the Corporation, the shares of all series of Preferred Stock shall share ratably in the payment of all amounts payable in the event of such liquidation, dissolution or winding up in accordance with the sums which would be payable on such shares if all amounts payable on such liquidation, dissolution or winding up were paid in full.

                 (d) When dividends shall have been paid (or declared and set aside for payment) on the Preferred Stock to the full extent of the preference, if any, to which the Preferred Stock is entitled, dividends on the remaining class or classes of stock may then be paid out of the funds of the Corporation which are legally available therefor.

            6.     The property, affairs and business of the corporation shall be managed by its Board of Directors consisting of not fewer than three (3) nor more than eleven (11) persons. The exact number of directors within the maximum and minimum limitation specified herein shall be fixed from time to time by resolution adopted by the majority of the Board of Directors. The directors shall be elected and shall hold office for such term and be subject to removal as provided in the By-Laws of the Corporation.

            7.     No agreement or plan providing for the dissolution, liquidation, merger or consolidation of the Corporation or the sale, lease, or transfer of substantially all of its assets, shall be effective, unless approved by the affirmative vote of not less than two-thirds of the votes of all the shares of stock outstanding and entitled to vote thereon.

            8.     Directors, officers, employees and other agents of the Corporation, and persons who serve at its request as Directors, officers, employees, or other agents of another organization in which the Corporation directly or indirectly owns shares or of which it is a creditor, shall be indemnified by the Corporation to the fullest extent permitted by law, which indemnification shall include, but not be limited to, payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payments if he shall be adjudicated to be not entitled to indemnification under the law. Any such indemnification shall be provided although the person to be indemnified is no longer an officer, director, employee, or agent of the Corporation or of such other organization. No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

            The rights to indemnification and to the advancement of expenses conferred in this Article 8 shall not be exclusive of any other right which any person may have or hereafter acquire under this certificate of incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

            Any repeal or modification of this Article 8 by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

            9.     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article 9 shall not eliminate or limit the liability of a director (except to the extent provided by applicable law) (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. This Article 9 shall not apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the date this Article 9 becomes effective. No amendment to or repeal of this Article 9 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

            10.   In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of a majority of outstanding capital stock entitled to vote thereon.

            11.   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this restated certificate of incorporation to be executed on its behalf this     th day of April.

By:
Name: Title:

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR

THREE EASY WAYS TO VOTE.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED
PROXY	PROXY

THE MIDDLEBY CORPORATION
1400 Toastmaster Drive, Elgin, IL 60120

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Selim A. Bassoul and Timothy J. FitzGerald, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2005 Annual Meeting of Stockholders of THE MIDDLEBY CORPORATION (the Company) to be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois at 10:30 a.m. local time, on Wednesday, May 11, 2005, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR; "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005; "FOR" THE APPROVAL OF THE AMENDED AND RESTATED MANAGEMENT INCENTIVE COMPENSATION PLAN; "FOR" THE APPROVAL OF AN AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN; "FOR" THE APPROVAL OF AMENDMENTS TO THE COMPANY'S CHARTER TO REMOVE OBSOLETE PROVISIONS AND TO CLARIFY CERTAIN EXISTING PROVISIONS; AND "FOR" THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S CHARTER TO GRANT THE BOARD THE AUTHORITY TO ADOPT, AMEND, ALTER OR REPEAL THE COMPANY'S BYLAWS.

(Continued and to be signed on reverse side)

THE MIDDLEBY CORPORATION

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of The Middleby Corporation common stock for the upcoming Annual Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.
Vote by Telephone—Please call toll-free at 1-866-353-7850 on a touch-tone telephone and follow the simple recorded instructions. Then, if you wish to vote as recommended by the Board of Directors, simply press 1. If you wish to vote on each proposal separately, you need respond to only a few simple prompts. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, call 1-610-560-0241.)

OR

2.
Vote by Internet—Please access https://www.proxyvotenow.com/midd, and follow the simple instructions on the screen. Please note you must type an "s" after http.

  You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3.
Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: The Middleby Corporation, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5154, New York, NY 10150-5154

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

THE MIDDLEBY CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL PROPOSALS

1.
To elect seven directors to the Company's Board of Directors.
 For: Selim A. Bassoul, Robert B. Lamb, John R. Miller III, Gordon O'Brien, Philip G. Putnam, Sabin C. Streeter, Robert L. Yohe.

	For all nominees except as note above	For All ☐	Withhold All ☐	For All Accept ☐
2.	To ratify the election of Deloitte & Touche LLP as independent public accountants for fiscal year ended December 31, 2005.	For ☐	Against ☐	Abstain ☐
3.	To amend and restate the Management Incentive Compensation Plan.	For ☐	Against ☐	Abstain ☐
4.	To amend the 1998 Stock Incentive Plan.	For ☐	Against ☐	Abstain ☐
5.	To amend the Company's charter to remove obsolete provisions and to clarify certain existing provisions.	For ☐	Against ☐	Abstain ☐
6.	To amend the Company's charter to grant the Board of Directors the authority to adopt, amend, alter or repeal the Company's bylaws.	For ☐	Against ☐	Abstain ☐
In their discretion, the proxies are authorized to vote upon any other matters properly brought before the Meeting.
Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated April 11, 2005.	Date: , 2005

(Signature(s) of stockholder(s))

When signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is requested to sign. If a corporation or partnership, please sign by an authorized officer or partner. Please sign in the same manner as your certificate(s) is (are) registered.

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 1—ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Aggregated Option/SAR Exercises in Last Fiscal Year and FY End Option/SAR Values
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS
PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL NO. 3—AMENDMENT AND RESTATEMENT OF THE MANAGEMENT INCENTIVE COMPENSATION PLAN
PROPOSAL NO. 4—AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN
CONSIDERATION AND APPROVAL OF AMENDMENTS TO AND RESTATEMENT OF THE CHARTER
PROPOSAL No. 5—AMENDMENTS TO THE COMPANY'S CHARTER TO REMOVE OBSOLETE PROVISIONS AND TO CLARIFY CERTAIN EXISTING PROVISIONS
PROPOSAL No. 6—AMENDMENT TO THE COMPANY'S CHARTER TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO ADOPT, AMEND, ALTER OR REPEAL THE COMPANY'S BYLAWS
CERTAIN OTHER CIRCUMSTANCES POTENTIALLY AFFECTING A CHANGE IN CONTROL OF THE COMPANY
MISCELLANEOUS
  APPENDIX A
The Middleby Corporation Amended and Restated Management Incentive Compensation Plan
  APPENDIX B
  APPENDIX C
RESTATED CERTIFICATE OF INCORPORATION OF THE MIDDLEBY CORPORATION (EFFECTIVE AS OF APRIL , 2005)